EXHIBIT 2.1

                                 CONFORMED COPY

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION made as of the twenty-fourth day of October, 1994, between ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, ZIONS FIRST NATIONAL BANK ("Zions Bank"), a national banking association having its head office in Salt Lake City, Utah, FIRST WESTERN BANCORPORATION (the "Company"), a Utah corporation having its principal office in Moab, Utah, and FIRST WESTERN NATIONAL BANK, a national banking association having its head office in Moab, Utah (the "Bank")

                          W I T N E S S E T H   T H A T :

         WHEREAS, Zions Bancorp is a bank holding company and Zions Bank is a national banking association and each of them desires to affiliate with the Company and its subsidiary, the Bank; and

         WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company, its shareholders, its customers, and the areas served by it to become affiliated with Zions Bancorp and Zions Bank;

         WHEREAS, the Board of Directors of the Bank has determined that it would be in the best interests of that Bank, its customers, and the areas served by it to become affiliated with Zions Bancorp and Zions Bank;

         WHEREAS, the respective Boards of Directors of the Company and Zions Bancorp have agreed to the merger (the "Holding Company Merger") of the Company with and into Zions Bancorp pursuant to the provisions of section 16-10a-1101 et seq. of the Utah Business Corporation Act;

         WHEREAS, the respective Boards of Directors of the Bank and Zions Bank have agreed to the merger (the "Bank Merger") of the Bank with and into Zions Bank pursuant to the provisions of section 215a of the National Bank Act (12 U.S.C. section 215a); and

         WHEREAS, the parties intend that the transactions contemplated by the Holding Company Merger and the Bank Merger (collectively, the "Mergers") qualify as one or more tax-free reorganizations under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth, the parties agree as follows:


1.       Combinations.

         1.1.  Form of Combinations.

               (a) Holding Company Combination. Zions Bancorp and the Company will execute a merger agreement (the "Holding Company Merger Agreement") substantially in the form of Exhibit I annexed hereto. Subject to the provisions of the Holding Company Merger Agreement, the Company will be merged with and into Zions Bancorp, and Zions Bancorp shall be the surviving corporation. The shares of common stock of the Company shall be canceled and immediately converted into the right to receive, subject to the terms, conditions, and limitations set forth herein, such consideration as is provided in section 1.2(b)(i) hereof.

               (b) Bank Combination. Zions Bank and the Bank will execute a merger agreement (the "Bank Merger Agreement") substantially in the form of
Exhibit II annexed hereto. Immediately following the effectiveness of the Holding Company Merger, and subject to the provisions of the Bank Merger Agreement, the Bank will be merged with and into Zions Bank, under the charter and title of Zions Bank, and Zions Bank shall be the surviving association. The shares of common stock of the Bank shall be canceled, and those not held by Zions Bancorp shall be immediately converted into the right to receive, subject to the terms, conditions, and limitations set forth herein, such consideration as is provided in section 1.2(b)(ii) hereof.

         1.2.     Consideration for Mergers.

               (a)  Definitions.   For  the  purposes  of  this  Agreement,  the
following terms shall have the meanings set forth in this Subparagraph (a). Additional terms may be defined elsewhere herein.

                  (i) Average Closing Price. Subject to sections 1.2(a)(iii) and
(viii), the average (rounded to the nearest penny) of each Daily Sales Price of Zions Bancorp Stock for the twenty consecutive trading days ending on and including the fifth trading day preceding the effective date of the Holding Company Merger (the "Effective Date").

                  (ii)  Bank Purchase Price. The sum of:

                           (A) Nine Million Three Hundred  Thousand  Dollars and
No Cents ($9,300,000.00); and

                           (B) the net undistributed  income of the Bank between
the opening of business on September 1, 1994 and the close of business on the Effective Date, less any undistributed income (but not net of any undistributed loss) derived from activities or transactions which are not normal and recurring banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business), all of which shall be determined in accordance with generally accepted accounting principles, it being understood that the amount calculated under this section 1.2(a)(ii)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Bank Purchase Price.

                  (iii) Company Fixed Closing Price Election. The election of the Company in its sole discretion, made under the circumstances described in section 10.2(e), that, notwithstanding section 1.2(a)(i), the Average Closing Price shall be $37.00.

                  (iv)     Company Purchase Price. The sum of:

                           (A) the  product  of the Bank  Purchase  Price  and a
fraction, the numerator of which is the number of shares of Bank Common Stock held of record by the Company on the Effective Date, and the denominator of which is the total number of shares of Bank Common Stock that shall be issued and outstanding on the Effective Date; and

                           (B) the book value of the net assets of the  Company,
determined in accordance with generally accepted accounting principles as of the close of business on the last day of the calendar month preceding the Effective Date, exclusive of (A) the equity of the Company in the Bank on such date, or
(B) goodwill, core intangibles, prepayments, and other similar intangible assets held by the Company, it being understood that the amount calculated under this section 1.2(a)(iv)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Company Purchase Price.

                  (v) Daily Sales Price. For any trading day, the last reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree.

                  (vi) Dissenting Shares. The shares of Company Common Stock or Bank Common Stock, as the case may be, held by those shareholders of the Company or the Bank who have timely and properly exercised their dissenters' rights in accordance with all applicable laws (the "Appraisal Laws").

                  (vii) Zions Bancorp Stock. The common stock of Zions Bancorp, no par value.

                  (viii) Zions Fixed Closing Price Election. The election of Zions Bancorp in its sole discretion, made under the circumstances described in section 10.2(d), that, notwithstanding section 1.2(a)(i), the Average Closing Price shall be $41.00.

               (b) Form of Consideration. Subject to the terms, conditions and limitations set forth herein, upon surrender of his or her certificate or certificates in accordance with Section 1.1 hereof:

                  (i) Holding Company Merger Consideration. Each holder of shares of Company Common Stock shall be entitled to receive in the Holding Company Merger, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, that number of shares of Zions Bancorp Stock calculated by dividing the Company Purchase Price by the Average Closing Price, and by further dividing the number so reached by the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date.

                  (ii) Bank Merger Consideration. Each holder of shares of Bank Common Stock, except Zions Bancorp, shall be entitled to receive in the Bank Merger, in exchange for each share of Bank Common Stock held of record by such stockholder as of the Effective Date, that number of shares of Zions Bancorp Stock calculated by dividing the Bank Purchase Price by the Average Closing Price, and by further dividing the number so reached by the number of shares of Bank Common Stock that shall be issued and outstanding at the Effective Date, including shares held by Zions Bancorp.

         1.3. No Fractional Shares. Zions Bancorp will not issue fractional shares of Zions Bancorp Stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

         1.4. Dissenting Shares. Notwithstanding anything to the contrary herein, each Dissenting Share whose holder, as of the Effective Date, has not effectively withdrawn or lost his dissenters' rights under the Appraisal Laws, shall not be converted into or represent a right to receive Zions Bancorp Stock, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his or her Company Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from Zions Bancorp, and each holder of Dissenting Shares who becomes entitled to payment for his or her Bank Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from Zions Bank (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

         1.5. Dividends; Interest. No shareholder of the Company or the Bank will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock or Bank Common Stock, as the case may be, for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 1.6 of this Agreement) and, upon receipt of the certificates representing shares of Company Common Stock or Bank Common Stock, as the case may be, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 1.3 hereof.

         1.6. Designation of Exchange Agent. The parties to this Agreement hereby designate Zions Bank as Exchange Agent to effect the exchange contemplated hereby. Zions Bancorp will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash in lieu of fractional shares to be paid to holders of Company Common Stock and Bank Common Stock in accordance with this Agreement.

         1.7. Notice of Exchange. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Common Stock or Bank Common Stock, except to Zions Bancorp and except to such holders as shall have waived the notice required by this Section 1.7, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company or the Bank, as the case may be.

         1.8. Treatment of Stock Options. Each stock option to purchase Company Common Stock or Bank Common Stock not exercised prior to the Effective Date shall be canceled.

         1.9.  Voting Agreements.

               (a) Simultaneously herewith, each person listed on Schedule 1.9 hereof shall enter into an agreement with Zions Bancorp, substantially in form and substance as that set forth as Exhibit III attached hereto, in which he, she, or it agrees to vote all shares of the Company and the Bank which may be voted, or whose vote may be directed, by him, her, or it in favor of the transactions contemplated by this Agreement at the meeting of shareholders at which such transaction shall be considered.

               (b) The Company agrees to vote all shares of the Bank which may be voted, or whose vote may be directed, by the Company, in favor of the transactions contemplated by this Agreement at the meeting of shareholders at which such transaction shall be considered.

2.       Effective Date.

         The Effective Date shall be the date which is the latest of:

         2.1. Company Shareholder Approval. The date following the day upon which the shareholders of the Company approve, ratify, and confirm the transactions contemplated by this Agreement; or

         2.2. Bank Shareholder Approval. The date following the day upon which the shareholders of the Bank approve, ratify, and confirm the transactions contemplated by this Agreement; or

         2.3. Federal Reserve Approval. The first to occur of (a) the date thirty days following the date of the order of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of San Francisco acting pursuant to authority delegated to it by the Board of Governors of the Federal Reserve System (collectively, the "Board of Governors") approving the Holding Company Merger, or (b) if, pursuant to section 321(a) of the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), the Board of Governors shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse, or (c) the date ten days following the date on which the Board of Governors indicates its waiver of jurisdiction over the Holding Company Merger; or

         2.4. Comptroller Approval. The first to occur of (a) the date thirty days following the date of the order of the Comptroller of the Currency (the "Comptroller") approving the Bank Merger, or (b) if, pursuant to section 321(b) of the Riegle Act, the Comptroller shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse; or

         2.5. Commissioner Approval. If such an order shall be required by law, the date ten days following the date of the order of the Commissioner of Financial Institutions of the State of Utah (the "Commissioner") approving the transactions contemplated by this Agreement; or

         2.6. Other Regulatory Approvals. The date upon which any other material order, approval, or consent of a federal or state regulator of financial institutions or financial institution holding companies authorizing consummation of the transactions contemplated by this Agreement is obtained or any waiting period mandated by such order, approval or consent has run; or

         2.7. Expiration of Stays. Ten days after any stay of the approvals of any of the Comptroller, the Board of Governors, or the Commissioner of the transactions contemplated by this Agreement or any injunction against closing of said transactions is lifted, discharged, or dismissed; or

         2.8. Mutual Agreement. Such other date as shall be mutually agreed to by Zions Bancorp and the Company.


3.       Conditions Precedent to Performance of Obligations of the Parties.

         The obligations of Zions Bancorp and the Company to consummate the Holding Company Merger and the obligations of Zions Bank and the Bank to consummate the Bank Merger shall be subject to the conditions that on or before the Effective Date:

         3.1. Regulatory Approvals. Orders, consents, and approvals, in form and substance reasonably satisfactory to Zions Bancorp and the Company, shall have been entered by the requisite governmental authorities, granting the authority necessary for consummation of the transactions contemplated by this Agreement and the operation by Zions Bancorp of the business of the Company and by Zions Bank of the business of the Bank and each of the branches of the Bank as branches of Zions Bank, pursuant to the provisions of applicable law; and all other requirements prescribed by law or by the rules and regulations of any other regulatory authority having jurisdiction over such transactions shall have been satisfied.

         3.2. Accounting Treatment. It shall have been determined to the satisfaction of Zions Bancorp that the reorganization contemplated by this Agreement will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and Zions Bancorp shall have received a letter to the above effect from KPMG Peat Marwick, certified public accountants.

         3.3.  Registration Statement.

               (a) Effectiveness. The registration statement to be filed by Zions Bancorp with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Securities Act") in connection with the registration of the shares of Zions Bancorp Stock to be used as consideration in connection with the Holding Company Merger and the Bank Merger (the "Registration Statement") shall have become effective under that Act, and Zions Bancorp shall have received all required state securities laws or "blue sky" permits and other required authorizations or confirmations of the availability of exemptions from registration requirements necessary to issue Zions Bancorp Stock in the Holding Company Merger and the Bank Merger.

               (b) Absence of Stop-Order. Neither the Registration Statement nor any such required permit, authorization or confirmation shall be subject to a stop-order or threatened stop-order by the SEC or any state securities authority.

         3.4. Federal Income Taxation. The parties to this Agreement shall have received a written opinion of Cohne, Rappaport & Segal, P.C. or of another firm mutually agreeable to Zions Bancorp and the Company, applying existing law, that the reorganization contemplated by this Agreement shall qualify as one or more tax-free reorganizations under the Code and the regulations and rulings promulgated thereunder. Each of the Company and the Bank agrees to use its best efforts to solicit such opinion in good faith and in a timely manner.

         3.5. Absence of Litigation. No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Mergers, or which might restrict the operation of the business of the Company or that of the Bank or the exercise of any rights with respect thereto or to subject any of the parties hereto or any of their directors or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their directors or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.


4. Conditions Precedent to Performance of the Obligations of Zions Bancorp and Zions Bank.

         The obligations of Zions Bancorp and Zions Bank hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Zions Bancorp in writing:

         4.1.  Approval by Shareholders of the Company and the Bank.

               (a) The shareholders of the Company, acting at a meeting duly and properly called for such purpose pursuant to a proxy statement in form and substance satisfactory to Zions Bancorp and its counsel, shall have approved, ratified, and confirmed the Holding Company Merger by not less than the requisite percentage of the outstanding voting stock of each class of the Company, in accordance with the applicable laws of the State of Utah, and dissenters' rights of appraisal under the Appraisal Laws shall have been effectively preserved as of the Effective Date by owners of not more than 3 percent of the outstanding shares of Company Common Stock.

               (b) The shareholders of the Bank, acting at a meeting duly and properly called for such purpose pursuant to a proxy statement in form and substance satisfactory to Zions Bancorp and its counsel, shall have approved, ratified, and confirmed the Bank Merger by not less than the requisite percentage of the outstanding voting stock of each class of the Bank, in accordance with the applicable laws of the United States, and dissenters' rights of appraisal under the Appraisal Laws shall have been effectively preserved as of the Effective Date by owners of not more than 3 percent of the outstanding shares of Bank Common Stock.

         4.2.     Representations and Warranties; Performance of Obligations.

         All representations and warranties of the Company and the Bank contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representatives and warranties of the Company and the Bank contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by the Company or the Bank on or prior to the Effective Date shall have been so performed or met. On the Effective Date, the chairman and president and the chief financial officer of each of the Company and the Bank shall deliver to Zions Bancorp a certificate to that effect. The delivery of such officers' certificate shall in no way diminish the warranties, representations, covenants, and obligations of the Company or the Bank made in this Agreement.

         4.3. Opinion of Company Counsel. Zions Bancorp and Zions Bank shall have received a favorable opinion from Cohne, Rappaport & Segal, P.C., dated the Effective Date, substantially in form and substance as that set forth as Exhibit IV attached hereto.

         4.4. Opinion of Company Litigation Counsel. Zions Bancorp and Zions Bank shall have received a favorable opinion dated the Effective Date, in form and substance satisfactory to its counsel, from litigation counsel to the Company and the Bank, whose identity shall be acceptable to Zions Bancorp. Such opinion shall state that the litigation to which the Company shall be or shall have become party at the Effective Date, would not have, in the aggregate, a material adverse effect on the financial condition or results of operations of the Company or the Bank.

         4.5. Delivery of Branch Authorizations. The Bank shall have delivered to Zions Bank originals or certified copies of all of its regulatory authorizations entitling the Bank to operate each of its branch offices, together with a certification by the chairman and president and the chief financial officer of the Bank dated the Effective Date, certifying that such branch certificates have not been revoked or threatened to be revoked and that such certificates are in full force and effect.

         4.6.  No Adverse Developments.

                (a) During the period from June 30, 1994 to the Effective  Date,
(i) there shall not have been any material adverse change in the financial position or results of operations of the Company or the Bank taken as a whole, nor in the financial position or results of operations of the Bank, nor shall the Company or the Bank have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; (ii) neither the Company nor the Bank shall have become a party to any litigation or been threatened to be made a party to any litigation which, in the judgment of Zions Bancorp, makes or would make either of the Mergers inadvisable or impracticable to Zions Bancorp or Zions Bank; and (iii) none of the events described in clauses (a) through (f) of Section 6.16 of this Agreement shall have occurred, and each of the practices and conditions described in clauses (x) through (z) of that section shall have been maintained.

               (b) As of the Effective Date, the capital structure of the Company and the capital structure of the Bank shall be as stated in section 6.9.

               (c) As of the Effective Date, other than liabilities incurred in the ordinary course of business subsequent to June 30, 1994, there shall be no liabilities of the Company or the Bank which were not reflected on the June 30, 1994 statement of condition of the Company.

               (d) Zions Bancorp shall have received a certificate dated the Effective Date, signed by the chairman and president and the chief financial officer of each of the Company and the Bank, certifying to the matters set forth in paragraphs (a), (b), and (c) of this section 4.6. The delivery of such officers' certificate shall in no way diminish the warranties and representations of the Company or the Bank made in this Agreement.

         4.7. Consolidated Net Worth. On and as of the Effective Date, the net worth of the Bank as determined (subject to the next sentence) in accordance with generally accepted accounting principles shall not be less than $4.5 million, excluding all sums payable as required under Article 7.9 hereof. For purposes of determining compliance with this section 4.7, (a) any unrealized gains and losses in investment securities of the Bank incurred subsequent to August 31, 1994 which, under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115") are or should be recorded as an unrealized valuation adjustment, net of taxes, in the net worth of the Bank shall not be taken into account, and (b) investment securities held by the Bank as available for sale under the provisions of SFAS No. 115 shall be treated as investment securities held to maturity under the provisions of SFAS No. 115.

         4.8. Loan Loss Reserve Method. Prior to the Effective Date, to the reasonable satisfaction of Zions Bancorp, (a) the Bank will have conformed its loan loss reserve methodology to the methodology employed by Zions Bank, provided that the latter methodology not be inconsistent with BC-201 (Rev) dated Feb. 20, 1992 issued by the Comptroller of the Currency; (b) the Bank will have implemented such methodology by making appropriate provisions to its reserve for loan losses; and (c) the reserve for loan losses of the Bank as determined in accordance with the foregoing shall not be less than $433,000.

         4.9. Adverse Legislation. No legislation shall have been enacted and no regulation or other governmental requirement shall have been adopted or imposed that has rendered or will render consummation of any of the material transactions contemplated by this Agreement impossible, or that would materially and adversely affect the economic assumptions of the material transactions contemplated hereby or the business, operations, financial condition, properties or assets of the combined enterprise of Zions Bancorp and the Company or otherwise materially impair the value of the Company to Zions Bancorp.

         4.10.  [reserved.]

         4.11.  Transactions with Related Parties.

         (a) The Company shall have disposed of all assets owned by it at any time between the date of this Agreement and the Closing Date which represent amounts due from any Related Party.

         (b)   For purposes of this section 4.11:

               (i) "Related Party" shall include any officer or director of the Company; any officer or director of the Bank; any owner of more than 5 percent of the voting stock of the Company; any Affiliate or Associate of any such person; or any Affiliate or Associate of the Company, except that for purposes of this section 4.11 the Bank shall not be deemed a Related Person with respect to the Company; and

               (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and for this purpose the Company shall be deemed to be the "registrant"; except that the limiting phrase "who has the same home as such person" shall be disregarded.

5. Conditions Precedent to Performance of Obligations of the Company and the Bank.

         The obligations of the Company and the Bank hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by the Company in writing:

         5.1. Representations and Warranties; Performance of Obligations. All representations and warranties of Zions Bancorp and Zions Bank contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of Zions Bancorp and Zions Bank contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by Zions Bancorp and Zions Bank on or prior to the Effective Date shall have been so performed or met. On the Effective Date, either the Chairman of the Board or the President of each of Zions Bancorp and Zions Bank shall deliver to the Company a certificate to that effect. The delivery of such officer's certificate shall in no way diminish the warranties, representations, covenants, and obligations of Zions Bancorp or Zions Bank made in this Agreement.

         5.2. Opinion of Zions Bancorp Counsel. The Company and the Bank shall have received a favorable opinion of Metzger, Hollis, Gordon & Mortimer, dated the Effective Date, substantially in form and substance as that set forth as
Exhibit V attached hereto.

         5.3. No Adverse Developments. During the period from June 30, 1994 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of Zions Bancorp nor shall Zions Bancorp have sustained any material loss or damage to its properties, whether or not insured, which materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by either the Chairman of the Board or the President of Zions Bancorp to the foregoing effect. The delivery of such officer's certificate shall in no way diminish the warranties and representations of Zions Bancorp or those of Zions Bank made in this Agreement.

         5.4. Status of Zions Bancorp Stock. Zions Bancorp stock shall be quoted on the National Association of Securities Dealers' Automated Quotation System (or else shall become listed on a national securities exchange).

6.       Representations and Warranties of the Company and the Bank.

         The Company and the Bank (collectively the "Warrantors" and each individually a "Warrantor") jointly and severally represent and warrant to Zions Bancorp and Zions Bank as follows:

         6.1. Organization, Powers, and Qualification. The Warrantor is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. The Warrantor owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect the operation and properties of the Warrantor in any material respect. The Warrantor is duly qualified and licensed to do business and is in good standing in every jurisdiction in which such qualification or license is required or with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect the operation and properties of the Warrantor in any material respect.

         6.2. Execution and Performance of Agreement. The Warrantor has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

         6.3.  Absence of Violations.

               (a) The Warrantor is not in violation of its respective charter documents or bylaws, or of any applicable federal, state, or local law or ordinance or any order, rule, or regulation of any federal, state, local, or other governmental agency or body, in any material respect, or in default with respect to any order, writ, injunction, or decree of any court, or in default under any order, license, regulation, or demand of any governmental agency, any of which violations or defaults might have a materially adverse effect on the business, properties, liabilities, financial position, results of operations, or prospects of the Warrantor; and the Warrantor has not received any claim or notice of violation with respect thereto.

               (b) Neither the Warrantor nor any member of its management is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Board of Governors, the Comptroller, the Federal Deposit Insurance Corporation (the "FDIC"), any other banking or securities authority of the United States or the State of Utah, or any other regulatory agency that relates to the conduct of the business of the Warrantor or its assets. Except as previously disclosed to Zions Bancorp in writing, no such agreement, memorandum, order, condition, or decree is pending or threatened.

               (c) The Warrantor has established policies and procedures to provide reasonable assurance of compliance in a safe and sound manner with the federal banking, credit, housing, consumer protection, and civil rights laws and with all other laws applicable to the operations of the Warrantor and the regulations adopted under each of those laws, so that transactions are executed and assets are maintained in accordance with such laws and regulations. The policies and practices of the Warrantor with respect to all such laws and regulations reasonably limit noncompliance and detect and report noncompliance to management of the Warrantor.

         6.4. Compliance with Agreements. The Warrantor is not in violation of any material term of any material security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate. The capital ratios of the Warrantor comply fully with all terms of all currently outstanding supervisory and regulatory requirements and with the conditions of all regulatory orders and decrees.

         6.5. Binding Obligations; Due Authorization. Subject to the approval of its shareholders, this Agreement constitutes valid, legal, and binding obligations of the Warrantor, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of the Warrantor. Subject to approval by the shareholders of the Warrantor of this Agreement, no other corporate proceedings on the part of the Warrantor are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

         6.6. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of the Warrantor. None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any property or assets of the Warrantor pursuant to any material agreement or instrument under which the Warrantor is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of the Warrantor in respect of which it is an obligor; (b) if the Holding Company Merger is approved by the Board of Governors under the Bank Holding Company Act of 1956, as amended (the "BHC Act") or if the Board of Governors waives jurisdiction under that act, and if the Bank Merger is approved by the Comptroller, and if the transactions contemplated by this Agreement are approved by the Commissioner, violate any law, statute, rule, or regulation of any government or agency to which the Warrantor is subject and which is material to its operations; or (c) violate any judgment, order, writ, injunction, decree, or ruling to which the Warrantor or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the Comptroller, and the Commissioner.

         6.7.  Compliance with BHC Act.

         (a) The Company is registered as a bank holding company under the BHC Act. All of the activities and investments of the Company conform to the requirements applicable generally to bank holding companies under the BHC Act and the regulations of the Board of Governors adopted thereunder.

         (b) No corporation or other entity, other than the Company, is registered or is required to be registered as a bank holding company under the BHC Act by virtue of its control over the Bank or over any company that directly or indirectly has control over the Bank.

         6.8.  Subsidiaries.

               (a) Other than (with respect to the Company) the Bank, which is a direct subsidiary of the Company, neither of the Warrantors has any subsidiaries, since its incorporation has had any subsidiaries, directly or indirectly owns, controls, or holds with the power to vote, and since its incorporation has directly or indirectly owned, controlled, or held with the power to vote, any shares of the capital stock of any company (except shares held by the Bank for the account of others in a fiduciary or custodial capacity in the ordinary course of its business). There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of the Bank, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of the Bank. There are no other direct or indirect subsidiaries of the Company or the Bank which are required to be consolidated or accounted for on the equity method in the consolidated financial statements of the Company or the financial statements of the Bank prepared in accordance with generally accepted accounting principles.

               (b) Neither the Bank nor the Company has a direct or indirect equity or ownership interest which represents 5 percent or more of the aggregate equity or ownership interest of any entity (including, without limitation, corporations, partnerships, and joint ventures).

         6.9.  Capital Structure.

               (a) The authorized capital stock of the Company consists of 150,000 shares of Company Common Stock, $10.00 par value, of which, as of the date of this Agreement, 36,988 shares have been duly issued and are validly outstanding, fully paid, and held by approximately seven shareholders of record and 19,048 shares of Company Common Stock have been duly issued and are held by the Company as treasury shares; and 50,000 shares of preferred stock, $10.00 par value, of which, as of the date of this Agreement, no shares have been issued. The aforementioned shares of Company Common Stock are the only voting securities of the Company authorized, issued, or outstanding as of such date; and except as set forth as Schedule 6.9 hereof, no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Company are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Company. None of the Company Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the Company.

               (b) Schedule 6.9 hereof lists all options to purchase Company securities currently outstanding and, for each such option, the date of issuance, date of exercisability, exercise price, type of security for which exercisable, and date of expiration.

               (c) The authorized capital stock of the Bank consists of 60,000 shares of Bank Common Stock, $10.00 par value, of which, as of the date of this Agreement, 60,000 shares have been duly issued and are validly outstanding, fully paid, and held by approximately thirty-one shareholders of record. The aforementioned shares of Bank Common Stock are the only voting securities of the Bank authorized, issued, or outstanding as of such date; and no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of the Bank are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Bank. None of the Bank Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of the Bank.

               (d) None of the shares of Company Common Stock or Bank Common Stock has been issued in violation of the preemptive rights of any shareholder.

               (e) As of the date hereof, to the best of the knowledge of the Warrantor, and except for this Agreement and Plan of Reorganization, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of more than 1 percent of the issued and outstanding shares of any class of the capital stock of either Warrantor to vote or to dispose of his or its shares of capital stock of that Warrantor.

         6.10. Articles of Incorporation, Bylaws, and Minute Books. The copies of the articles of incorporation and all amendments thereto and of the bylaws, as amended, of the Warrantor that have been made available to Zions Bancorp are true, correct, and complete copies thereof. The minute books of the Warrantor which have been made or will, no later than ten business days after the date hereof, be made available to Zions Bancorp for its continuing inspection until the Effective Date contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of the Warrantor since its inception. These minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of the Warrantor and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of the Warrantor.

         6.11. Books and Records. The books and records of the Warrantor fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. The Warrantor follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. The Warrantor has made all accruals in amounts which accurately report income and expense in the proper periods in accordance with generally accepted accounting principles. The Warrantor has filed all material reports and returns required by any law or regulation to be filed by it.

         6.12. Regulatory Approvals and Filings, Contracts, Commitments, etc. The Company has made or will, no later than ten business days after the date hereof, make available to Zions Bancorp or grant to Zions Bancorp continuing access until the Effective Date to originals or copies of the following documents relating to the Company and the Bank:

               (a) All regulatory approvals received since January 1, 1989, of the Company and the Bank relating to all bank and nonbank acquisitions or the establishment of de novo operations;

               (b) All employment contracts, election contracts, retention contracts, deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, incentive, insurance arrangements or plans (including medical, disability, group life or other insurance plans), and any other remuneration or fringe benefit arrangements applicable to employees, officers, or directors of the Company or the Bank, accompanied by any agreements, including trust agreements, embodying such contracts, plans, or arrangements, and all employee manuals and memoranda relating to employment and benefit policies and practices of any nature whatsoever (whether or not distributed to employees or any of them), and any actuarial reports and audits relating to such plans;

               (c) All material contracts, agreements, leases, mortgages, and commitments, except those entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound; or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

               (d) All material contracts, agreements, leases, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation or performance of any of the transactions contemplated thereby, or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

               (e) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which the Company or the Bank is a party or may be bound and which relate to land, buildings, fixtures, or other real property upon or within which the Company or the Bank operates its businesses or is authorized to operate its businesses, or with respect to which the Company or the Bank has any application pending for authorization to operate its businesses;

               (f) Any pending application, including any documents or materials related thereto, which has been filed by the Company or the Bank with any federal or state regulatory agency with respect to the establishment of a new office or the acquisition or establishment of any additional banking or nonbanking subsidiary; and

               (g) All federal and state tax returns filed by the Company or the Bank for the years 1987 through 1993, a copy of the most recent audit examination of each of the Company and the Bank by the Internal Revenue Service ("IRS"), if any, a copy of the most recent state revenue agency examination, if any, of each of the Company and the Bank, and all tax rulings with respect to the Company or the Bank received from the IRS since January 1, 1987.

         6.13. Financial Statements. The Company has furnished to Zions Bancorp its consolidated statement of condition as of each of December 31, 1991, December 31, 1992, December 31, 1993, and June 30, 1994, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Company Financial Statements"). All of the Company Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved, and (b) are in accordance with the books and records of the Company which have been maintained in accordance with generally accepted accounting principles or the requirements of financial institution regulatory authorities, as the case may be, and (c) fairly reflect the consolidated financial position of the Company as of such dates, and the consolidated results of operations of the Company for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved, adequate provision for, or reserves against, the possible loan losses of the Company as of such dates.

         6.14.  Call Reports; Bank Holding Company Reports.

               (a) The Bank has furnished to Zions Bancorp its Consolidated Reports of Condition and Consolidated Reports of Income for the calendar quarters dated March 31, 1993 and thereafter. All of such Consolidated Reports of Condition and Consolidated Reports of Income, including the related schedules and memorandum items, were prepared in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved.

               (b) No adjustments are required to be made to the equity capital account of the Bank as reported on any of the Consolidated Reports of Condition referred to in Subsection 6.14(a) hereof, in any material amount, in order to conform such equity capital account to equity capital as would be determined in accordance with generally accepted accounting principles.

               (c) The Company has furnished to Zions Bancorp the annual report on Form FR Y-6 as filed with the Board of Governors as of December 31, 1993 on behalf of the Company.

         6.15. Absence of Undisclosed Liabilities. At June 30, 1994, the Company had no obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which was material, or that when combined with all similar obligations or liabilities would have been material, to the Company, except (a) as disclosed in the Company Financial Statements, or (b) as set forth on Schedule 6.15 hereof, or (c) for unfunded loan commitments made by the Company or the Bank in the ordinary course of its business consistent with past practice; nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to June 30, 1994 or from any action omitted to be taken during such period that could reasonably be expected to result in any such material obligation or liability, except as disclosed or provided for in the Company Financial Statements. The amounts set up as current liabilities for taxes in the Company Financial Statements are sufficient for the payment of all taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at June 30, 1994. Since June 30, 1994, neither the Company nor the Bank has incurred or paid any obligation or liability that would be material (on a consolidated basis) to the Company, except (x) for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with past practices, or (y) as set forth on Schedule 6.15 hereof, or (z) as expressly contemplated herein.

         6.16. Absence of Certain Developments. Since June 30, 1994, there has been (a) no material adverse change in the condition, financial or otherwise, or, taken as a whole, to the assets, properties, liabilities, or businesses of the Company or the Bank; (b) no material deterioration in the quality of the loan portfolio of the Bank or of any major component thereof, and no material increase in the level of nonperforming assets or non-accrual loans at the Bank or in the level of its provision for credit losses or its reserve for possible credit losses; (c) no declaration, setting aside, or payment by the Company or the Bank of any regular dividend, special dividend, or other distribution with respect to any class of capital stock of the Company or the Bank, other than customary cash dividends paid by the Bank whose amounts have not exceeded past practice and the intervals between which dividends have not been more frequent than past practice; (d) no repurchase by the Company of any of its capital stock; (e) no material loss, destruction, or damage to any material property of the Company or the Bank, which loss, destruction, or damage is not covered by insurance; and (f) no material acquisition or disposition of any asset, nor any material contract outside the ordinary course of business entered into by the Company or the Bank nor any substantial amendment or termination of any material contract outside the ordinary course of business to which the Company or the Bank is a party, nor any other transaction by the Company or the Bank involving an amount in excess of $50,000 other than for fair value in the ordinary course of its business. Since June 30, 1994, (x) the Warrantor has conducted its business only in the ordinary course of such business and consistent with past practice; (y) the Company, on a consolidated basis, has maintained the quality of its loan portfolio and that of each of its major components at approximately the same level as existed at June 30, 1994; and (z) the Company, on a consolidated basis, has administered its investment portfolio pursuant to essentially the same policies and procedures as existed during 1992 and 1993 and the first six months of 1994, and has taken no action to lengthen the average maturity of the investment portfolio, or of any significant category thereof, to any material extent.

         6.17. Reserve for Possible Credit Losses. The Company's consolidated reserve for possible credit losses as of June 30, 1994 was adequate to absorb reasonably anticipated losses in the consolidated loan and lease portfolios of the Company, in view of the size and character of such portfolios, current economic conditions, and other pertinent factors. Management periodically reevaluates the adequacy of such reserve based on portfolio performance, current economic conditions, and other factors.

         6.18.  Tax Matters.

               (a) All  federal,  state,  local,  and  foreign  tax  returns and
reports   (including,   without   limitation,   all  income  tax,   unemployment
compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school, and any other tax under laws of the United States or any state or municipal or political subdivision thereof) required to be filed by or on behalf of the Warrantor have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired for periods ending on or before December 31, 1993, and all returns filed are complete and accurate to the best information and belief of the management of the Warrantor and properly reflect the taxes of the Warrantor for the periods covered thereby. All taxes shown on filed returns have been paid. As of the date hereof, there is no audit examination, deficiency, or refund litigation or tax claim or any notice of assessment or proposed assessment by the IRS or any other taxing authority, or any other matter in controversy with respect to any taxes that might result in a determination adverse to the Warrantor, except as reserved against in the Company Financial Statements. All federal, state, and local taxes, assessments, interest, additions, deficiencies, fees, penalties, and other governmental charges or impositions due with respect to completed and settled examinations or concluded litigation have been properly accrued or paid.

               (b) The Warrantor has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

               (c) To the extent any federal, state, local, or foreign taxes are due from the Warrantor for the period or periods beginning January 1, 1994 or thereafter through and including the Effective Date, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of the Company prepared before the Effective Date.

               (d) Deferred taxes of the Warrantor have been provided for in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

               (f) Other than liens arising under the laws of the State of Utah with respect to taxes assessed and not yet due and payable, there are no tax liens on any of the properties or assets of the Company or any of its subsidiaries.

               (g) The Company and the Bank have timely filed all information returns required by sections 6041, 6041A, 6042, 6045, 6049, 6050H, and 6050J of the Code and have exercised due diligence in obtaining certified taxpayer identification numbers as required pursuant to Treasury Regulations section 35a.9999.

               (h) The taxable year end of the Company for federal income tax purposes is, and since the inception of the Company has continuously been, December 31.

         6.19. Consolidated Net Worth. The consolidated net worth of the Company on the date of this Agreement, as determined in accordance with generally accepted accounting principles, is not less than $4.5 million.

         6.20. Examinations. To the extent consistent with law, the Company has heretofore disclosed to Zions Bancorp, and the Bank has heretofore disclosed to Zions Bank, relevant information contained in its most recent Report of Examination issued by the Board of Governors or the Comptroller, as the case may be. Such information so disclosed consists of all material information with respect to the financial condition of the Warrantor included in such reports, and does not omit or will not omit any information necessary to make the information disclosed not misleading.

         6.21. Reports. Since January 1, 1990, the Warrantor has effected all registrations and filed all reports and statements, together with any amendments required to be made with respect thereto, which the Warrantor was required to effect or file with (a) the Board of Governors, (b) the Comptroller, (c) the FDIC, (d) the United States Department of the Treasury, (e) the Commissioner, and (f) any other governmental or regulatory authority or agency having jurisdiction over the operations of the Warrantor. Each of such registrations, reports, and documents, including the financial statements, exhibits, and schedules thereto, does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

         6.22. FIRA Compliance and Other Transactions with Affiliates. None of the officers, directors, or beneficial holders of 5 percent or more of the common stock of the Warrantor and no person "controlled" (as that term is defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978) by the Warrantor, has any ongoing material transaction with the Warrantor or any other Warrantor on the date of this Agreement. None of such officers, directors, holders, or other persons has any ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with the Warrantor or any other Warrantor not in the ordinary course of business. Any other extensions of credit by the Warrantor to such officers, directors, and other persons have heretofore been disclosed in writing by the Warrantor to Zions Bancorp.

         6.23.  [reserved.]

         6.24. Legal Proceedings. Except as disclosed in the Company Financial Statements, there is no claim, action, suit, arbitration, investigation, or other proceeding pending before any court, governmental agency, authority or commission, arbitrator, or "impartial mediator" (of which the Company or any of its subsidiaries has been served with process or otherwise been given notice) or, to the best of the knowledge of the Warrantor, threatened or contemplated against or affecting it or its property, assets, interests, or rights, or any basis therefor of which notice has been given, which, if adversely determined, would have a material adverse effect (financial or otherwise) on the business, operating results, or financial condition of the Company or which otherwise could prevent, hinder, or delay consummation of the transactions contemplated by this Agreement.

         6.25. Absence of Governmental Proceedings. The Warrantor is not a party defendant or respondent to any pending legal, equitable, or other proceeding commenced by any governmental agency and, to the best of its knowledge, no such proceeding is threatened.

         6.26. Federal Deposit Insurance. The deposits held by the Bank are insured within statutory limits by the Bank Insurance Fund of the FDIC pursuant to the provisions of the Federal Deposit Insurance Act, as amended (12 U.S.C.
section 1811 et seq.), and the Bank has paid all assessments and filed all related reports and statements required under the Federal Deposit Insurance Act. None of the deposits of the Bank are insured by the Savings Association Insurance Fund of the FDIC.

         6.27. Other Insurance. The Warrantor carries insurance with reputable insurers, including blanket bond coverage, in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its businesses. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. All premiums to date have been paid in full. The Warrantor is not in default with respect to any such policy which is material to the Company.

         6.28. Labor Matters. The Warrantor is not a party to or bound by any collective bargaining contracts with respect to any employees of the Warrantor. Since January 1, 1985, there has not been, nor to the best of the knowledge of the Warrantor was there or is there threatened, any strike, slowdown, picketing, or work stoppage by any union or other group of employees against the Warrantor or any of its premises, or any other labor trouble or other occurrence, event, or condition of a similar character. As of the date hereof, the Warrantor is not aware of any attempts to organize a collective bargaining unit to represent any of its employee groups.

         6.29.  Employee Benefit Plans.

               (a) Schedule 6.29 hereto contains a list and brief descriptions of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, performance share, stock appreciation right, phantom stock, savings, or profit-sharing plans, any employment, deferred compensation, consultant, bonus, or collective bargaining agreement, or group insurance contract or any other incentive, welfare, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts, and arrangements or employee benefit plans or agreements sponsored, maintained, or contributed to by the Warrantor for the employees or former employees of the Warrantor. The Company has previously made available and will continue to make available to Zions Bancorp for its continuing review until the Effective Date true, complete, and accurate copies of all plans and arrangements listed on Schedule 6.29, together with (i) the most recent actuarial and financial report prepared with respect to any such plans which constitute "qualified plans" under section 401(a) of the Code, and
(ii) the most recent annual reports, if any, filed with any government agency and all IRS rulings and determination letters and any open requests for such rulings and letters that pertain to any such plan.

               (b) Except for liabilities to the Pension Benefit Guaranty Corporation ("PBGC") pursuant to section 4007 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all of which have been fully paid, and except for liabilities to the IRS under section 4971 of the Code, all of which have been fully paid, the Warrantor has no liability with respect to any pension plan qualified under section 401 of the Code. The Warrantor does not sponsor or maintain any defined benefit plan and has never sponsored or maintained any defined benefit plan.

               (c) All "employee benefit plans," as defined in section 3(3) of ERISA, that cover one or more employees employed by the Warrantor (each individually a "Plan" and collectively the "Plans"), comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Code. As of June 30, 1994, the Warrantor had no material liability under any Plan which is not reflected on the Company Financial Statements as of such date (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation, and anniversary awards, provided that such liabilities are not in any event material). Neither the Plans, the Warrantor nor any trustee or administrator of the Plans has ever engaged in a "prohibited transaction" with respect to the Plans within the meaning of section 406 of ERISA or, where applicable, section 4975 of the Code for which no exemption is applicable, nor have there been any "reportable events" within section 4043 of ERISA for which the thirty-day notice therefor has not been waived. The Warrantor has not incurred any liability under section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan.

               (d) No action, claim, or demand of any kind has been brought or threatened by any potential claimant or representative of such a claimant under any plan, contract, or arrangement referred to in Subsection (a) of this section, where the Warrantor may be either (i) liable directly on such action, claim, or demand; or (ii) obligated to indemnify any person, group of persons, or entity with respect to such action, claim, or demand which is not fully covered by insurance maintained with reputable, responsible financial insurers or by a self-insured plan.

         6.30. Employee Relations. As of the date hereof, the Warrantor is, to the best of its knowledge, in compliance in all material respects with all federal and state laws, regulations, and orders respecting employment and employment practices (including Title VII of the Civil Rights Act of 1964), terms and conditions of employment, and wages and hours; and the Warrantor is not engaged in any unfair labor practice. As of the date hereof, no dispute exists between the Warrantor, and any of its employee groups regarding any employee organization, wages, hours, or conditions of employment which would materially interfere with the business or operations of the Warrantor.

         6.31. Fiduciary Activities. The Bank is duly qualified and registered and in good standing in accordance with the laws of each jurisdiction in which it is required to so qualify or register as a result of or in connection with its fiduciary or custodial activities as conducted as of the date hereof. The Bank is duly registered under and in compliance with all requirements of the federal Investment Advisers Act of 1940 as amended, or is exempt from registration thereunder and from compliance with the requirements thereof. Since January 1, 1991, the Bank has conducted, and currently is conducting, all fiduciary and custodial activities in all material respects in accordance with all applicable law.

         6.32.  Environmental Liability.

               (a) The Warrantor is not in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment ("Environmental Laws").

         (b) Neither the Warrantor nor, to the best of the knowledge of the Warrantor, any borrower of the Warrantor has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, nor has the Warrantor or, to the best of the knowledge of the Warrantor, any borrower of the Warrantor received any notification that any hazardous waste, as defined by 42 U.S.C. section 6903(5), any hazardous substances, as defined by 42 U.S.C. section 9601(14), any "pollutant or contaminant," as defined by 42 U.S.C. section 9601(33), or any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") that it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

               (c) Other than as set forth on Schedule 6.32(c) no portion of any real property at any time owned or leased by the Warrantor (collectively, the "Warrantor Real Estate") has been used by the Warrantor for the handling, processing, storage or disposal of Hazardous Substances in a manner which violates any Environmental Laws and, to the best of the knowledge of the Warrantor, no underground tank or other underground storage receptacle for Hazardous Substances is located on any of the Warrantor Real Estate. In the course of its activities, the Warrantor has not generated and is not generating any hazardous waste on any of the Warrantor Real Estate in a manner which violates any Environmental Laws. There has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping (collectively, a "Release") of Hazardous Substances by the Warrantor on, upon, or into any of the Warrantor Real Estate. In addition, to the best of the knowledge of the Warrantor, there have been no such Releases on, upon, or into any real property in the vicinity of any of the Warrantor Real Estate that, through soil or groundwater contamination, may be located on any of such Warrantor Real Estate.

               (d) With respect to any real property at any time held as collateral for any outstanding loan by the Warrantor (collectively, the "Collateral Real Estate"), the Warrantor has not at any time received notice from any borrower thereof or third party and has no knowledge that such borrower has generated or is generating any hazardous waste on any of the Collateral Real Estate in a manner which violates any Environmental Laws or that there has been any Release of Hazardous Substances by such borrower on, upon, or into any of the Collateral Real Estate, or that there has been any Release on, upon, or into any real property in the vicinity of any of the Collateral Real Estate that, through soil or groundwater contamination, may be located on any of such Collateral Real Estate.

               (e) As used in this Section 6.32, the term "Warrantor" includes the applicable Warrantor and any partnership or joint venture in which it has an interest.

         6.33. Intangible Property. To the best of its knowledge, the Warrantor owns or possesses the right, free of the claims of any third party, to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. To the best of the knowledge of the Warrantor, no material product or service offered and no material trademark, service mark, or similar right used by the Warrantor infringes any rights of any other person, and, as of the date hereof, the Warrantor has not received any written or oral notice of any claim of such infringement.

         6.34. Real and Personal Property. Except for property and assets disposed of in the ordinary course of business, the Warrantor possesses good and marketable title to and owns, free and clear of any mortgage, pledge, lien, charge, or other encumbrance or other third party interest of any nature whatsoever which would materially interfere with the business or operations of the Warrantor, its real and personal property and other assets, including without limitation those properties and assets reflected in the Company Financial Statements as of June 30, 1994, or acquired by the Warrantor subsequent to the date thereof. The Warrantor leases no real property. The leases pursuant to which the Warrantor leases personal property are valid and effective in accordance with their respective terms; and there is not, under any such lease, any material existing default or any event which, with the giving of notice or lapse of time or otherwise, would constitute a default. The personal property leased by the Warrantor is free from any adverse claim which would materially interfere with the business or operation of the Company taken as a whole. The material properties and equipment owned or leased by the Warrantor are in normal operating condition, free from any known defects, except such minor defects as do not materially interfere with the continued use thereof in the conduct of the normal operations of the Warrantor.

         6.35. Loans, Leases, and Discounts. To the best of the knowledge of the Warrantor, each loan, lease, and discount reflected as an asset of the Company in the Company Financial Statements as of June 30, 1994, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms; and no loan, lease, or discount having an unpaid balance (principal and accrued interest) in excess of $50,000 is subject to any asserted defense, offset, or counterclaim known to the Warrantor.

         6.36. Material Contracts. Neither the Warrantor nor any of the assets, businesses, or operations of the Warrantor is as of the date hereof a party to, or is bound or affected by, or receives benefits under any material agreement, arrangement, or commitment not cancelable by it without penalty, other than (a) the agreements set forth on Schedule 6.36 hereof, and (b) agreements, arrangements, or commitments entered into in the ordinary course of its business consistent with past practice, or, if there has been no past practice, consistent with prudent banking practices.

         6.37.  Employment and Severance Arrangements.

               (a) It is not the policy and has never been the practice of the Warrantor to grant any of its officers, directors, consultants, or other management officials or any officer, director, consultant, or management official of any other Warrantor employment contracts providing for increased or accelerated compensation in the event of a change of control with respect to the Warrantor or any other event affecting the ownership, control, or management of the Warrantor.

               (b) Except, in the case of the Bank, for that certain agreement described in section 7.9 of this Agreement, there are no employment or severance contracts, agreements, or arrangements between the Warrantor or any other Warrantor and any officer, director, consultant, or other management official.

         6.38. Material Contract Defaults. All contracts, agreements, leases, mortgages, or commitments referred to in Section 6.12(c) hereof are valid and in full force and effect on the date hereof. The Warrantor is not in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or affected or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

         6.39.   Capital   Expenditures.   The  Warrantor  has  no   outstanding
commitments in the nature of capital expenditures which in the aggregate exceed $25,000.

         6.40. Repurchase Agreements. With respect to all agreements pursuant to which the Warrantor has purchased securities subject to an agreement to resell, the Warrantor has a valid, perfected first lien or security interest in the securities securing the agreement, and the value of the collateral securing each such agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

         6.41. Dividends. The Warrantor has not paid any dividend to its shareholders which caused the regulatory capital of the Warrantor to be less than the amount then required by applicable law, or which exceeded any other limitation on the payment of dividends imposed by law, agreement, or regulatory policy.

         6.42. Interest Rate Risk Management Instruments. Schedule 6.42 contains a true, correct, and complete list of all interest-rate swaps, caps, floors, and options agreements and other interest-rate risk management arrangements to which the Warrantor is a party or by which any of its properties or assets may be bound.

         6.43.  Brokers and Advisers.

               (a) There are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of the Warrantor in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of the Warrantor or any other Warrantor.

               (b)  The   Warrantor  has  not  entered  into  any  agreement  or
understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

         6.44. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by the Warrantor hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Warrantor which reasonably might materially adversely affect the business, assets, liabilities, financial condition, results of operations, or prospects of the Warrantor which has not been disclosed in the Company Financial Statements or a certificate delivered to Zions Bancorp by the Warrantor. Copies of all documents referred to in this Agreement, unless prepared solely by Zions Bancorp or Zions Bank or solely by Zions Bancorp and Zions Bank and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

         6.45. Regulatory and Other Approvals. As of the date hereof, the Warrantor is not aware of any reason why all material consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for (a) consummation of the transactions contemplated by this Agreement, and (b) the continuation by the Warrantor after the Effective Date of the business of the Warrantor as such business is carried on immediately prior to the Effective Date, free of any conditions or requirements which, in the reasonable opinion of the Warrantor, could have a material adverse effect upon the business, operations, activities, earnings, or prospects of the Company. As of the date hereof, the Warrantor is not aware of any reason why all material consents and approvals shall not be procured from all other persons and entities whose consent or approval shall be necessary for (y) consummation of the transactions contemplated by this Agreement, or (z) the continuation by the Warrantor after the Effective Date of the business of the Warrantor as such business is carried on immediately prior to the Effective Date.


7.       Covenants of the Company and the Bank.

         The Company and the Bank hereby jointly and severally covenant and agree as follows:

         7.1. Rights of Access. In addition to and not in limitation of any other rights of access provided to Zions Bancorp and Zions Bank herein, until the Effective Date the Company and the Bank will give to Zions Bancorp and Zions Bank and to their representatives, including their certified public accountants, KPMG Peat Marwick, full access during normal business hours to all of the property, documents, contracts, books, and records of the Company and the Bank, and such information with respect to their business affairs and properties as Zions Bancorp or Zions Bank from time to time may reasonably request.

         7.2.  Corporate Records, Contracts, etc.

               (a) The Company and the Bank will make available to Zions Bancorp and Zions Bank copies of the articles of incorporation and bylaws of the Company and the Bank, and will make available minute books of the Company and the Bank, all of which shall be certified to be complete and true copies.

               (b) The Company and the Bank will make available copies of all contracts or agreements involving amounts in excess of $25,000 to which the Company or the Bank is a party, including but not limited to data processing contracts, service contracts, contracts to purchase or lease real property or equipment, guaranties, employment contracts, and insurance contracts pertaining to fire, accident, indemnity, fidelity, health, life, hospitalization, or other employee benefits.

               (c) The Company and the Bank will furnish to Zions Bancorp and Zions Bank the following information with respect to properties owned by the Company and the Bank: (i) a brief description and location of each parcel of real property owned by the Company or the Bank and (ii) a brief description of personal property covered by lease or other rental arrangements to which the Company or the Bank is a party, including a copy of the relevant leases.

         7.3. Monthly and Quarterly Financial Statements; Minutes of Meetings and Other Materials.

               (a) Each of the Company and the Bank shall promptly provide Zions Bancorp with copies of all of its monthly and quarterly financial statements, and copies of all quarterly Consolidated Reports of Condition and Consolidated Reports of Income of the Bank for the months and quarterly periods, as the case may be, ending between the date of this Agreement and the Effective Date. Such financial statements and reports shall be verified by the chief financial officer of the reporting entity. All of such financial statements and reports, including the related notes, schedules, and memorandum items, will have been prepared in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved.

               (b) Each of the Company and the Bank shall promptly provide Zions Bancorp with (i) copies of all of its periodic reports to directors and to shareholders, whether or not such reports were prepared or distributed in connection with a meeting of the board of directors or a meeting of the shareholders, prepared or distributed between the date of this Agreement and the

Effective Date, and (ii) complete copies of all minutes of meetings of its board of directors and its shareholders which meetings take place between the date of this Agreement and the Effective Date, certified by the secretary or cashier or an assistant secretary or assistant cashier of the Company or the Bank, as the case may be.

         7.4. Extraordinary Transactions. Without the prior written consent of Zions Bancorp, neither the Company nor the Bank shall, on or after the date of this Agreement: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock, with the exception of customary periodic cash dividends paid by the Bank to holders of its common stock at such intervals and in such amounts as are in every case consistent with the amounts and intervals characteristic of the Bank; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue, or make any distribution of its capital stock or any other securities, or grant any options to acquire such additional securities; (c) merge into, consolidate with, or (except as provided in section 4.11 hereof) sell its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or engage in any discussions concerning such a possible transaction except as explicitly contemplated herein; (d) convert the charter or form of entity of the Bank from that of a national banking association to any other charter or form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock; (f) incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course of its business; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) except for increases in the ordinary course of business in accordance with past practices which together with all other compensation rate increases do not exceed 4 percent per annum of the aggregate payroll as of July 1, 1994, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (i) create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit; nor (j) enter into any employment or personal services contract with any person or firm, including without limitation any contract, agreement, or arrangement described in Section 6.37(a) hereof, except directly to facilitate the transactions contemplated by this Agreement.

         7.5. Preservation of Business. Each of the Company and the Bank (a) will carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) will maintain the ratio of its loans to its deposits at approximately the same level as existed at June 30, 1994, as adjusted to allow for repayments of loans acquired by the Bank from third parties prior to July 1, 1994, and to further allow for seasonal fluctuations of loans and deposits of a kind and amount experienced traditionally by the Company and the Bank; (c) will manage its investment portfolio in substantially the same manner and pursuant to substantially the same investment policies as in 1992 and 1993 and the first six months of 1994, and will take no action to change the percentage which the aggregate investment portfolio of the Company or the Bank bears to the total assets of the Company or the Bank, as the case may be, or to lengthen the average maturity of the investment portfolio, or of any significant category thereof, to any material extent; (d) will continue in effect its present insurance coverage on all properties, assets, business, and personnel; (e) will use its best efforts to preserve its business organization intact; except as otherwise consented to by Zions Bancorp, to keep available its present employees; and to preserve its present relationships with customers and others having business dealings with it; (f) will not do anything nor will it fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; and (g) will not amend its articles of incorporation or bylaws or permit any of its subsidiaries to amend its articles of incorporation or bylaws.

         7.6. Comfort Letter. At the time of the effectiveness of the Registration Statement, but prior to the mailing of the proxy materials, and at the Effective Date, the Company shall furnish Zions Bancorp with a letter from Fortner, Bayens, Levkulich and Co., in form and substance acceptable to Zions Bancorp, stating that (a) they are independent accountants with respect to the Company and the Bank within the meaning of the 1933 Act and the published rules and regulations thereunder, (b) in their opinion the consolidated financial statements of the Company included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder, and (c) a reading of the Company's compiled consolidated financial statements and the Bank's audited financial statements and the latest available unaudited consolidated financial statements of the Company and financial statements of the Bank and inquiries of certain officials of the Company and the Bank responsible for financial and accounting matters as to transactions and events since December 31, 1993 did not cause them to believe that (i) the Company's compiled consolidated financial statements and such latest available consolidated financial statements are not stated on a basis consistent with that followed in the Company's compiled consolidated financial statements; (ii) the Bank's audited consolidated financial statements and such latest available unaudited consolidated financial statements are not stated on a basis consistent with that followed in the Bank's audited consolidated financial statements; (iii) except as disclosed in the letter, at a specified date not more than five business days prior to the date of such letter, there was any change in the Company's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of the Company as compared with the respective amounts shown in the most recent Company compiled consolidated financial statements; or
(iv) except as disclosed in the letter, at a specified date not more than five business days prior to the date of such letter, there was any change in the Bank's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of the Bank as compared with the respective amounts shown in the most recent Bank audited consolidated financial statements. The letter shall also cover such other matters pertaining to the Company's and the Bank's financial data and statistical information included in the Registration Statement as may reasonably be requested by Zions Bancorp.

         7.7. Affiliates' Agreements. The Company will furnish to Zions Bancorp a list of all persons known to the Company who at the date of the Company's special meeting of shareholders to vote upon the transactions contemplated by this Agreement may be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the 1933 Act and for purposes of qualifying the Holding Company Merger for "pooling of interests" accounting treatment. The Company will use its best efforts to cause each such "affiliate" of the Company to deliver to Zions Bancorp not later than thirty days prior to the Effective Date a written agreement providing that such person will not sell, pledge, transfer, or otherwise dispose of (a) the shares of Company Common Stock or Bank Common Stock beneficially owned by such person, or the shares of Zions Bancorp Stock to be received by such person in the Holding Company Merger (the "Company Merger Shares") or the Bank Merger (the "Bank Merger Shares"), or any other shares of Zions Bancorp Stock held by such person, during the period commencing thirty days prior to the Effective Date and ending at such time as financial results covering at least thirty days of post-Holding Company Merger combined operations have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies or (b) the Company Merger Shares or the Bank Merger Shares except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder.

         7.8. Inconsistent Activities. Unless and until the Mergers have been consummated or this Agreement has been terminated in accordance with its terms, the Company and the Bank will not (a) solicit or encourage, directly or indirectly, any inquiries or proposals to acquire more than 1 percent of the Company Common Stock or any capital stock of the Bank or any significant portion of its or the Bank's assets (whether by tender offer, merger, purchase of assets or other transactions of any type); (b) afford any third party which may be considering any such transaction access to its or the Bank's properties, books or records except as required by mandatory provisions of law; (c) enter into any discussions or negotiations for, or enter into any agreement or understanding which provides for, any such transaction, or (d) authorize or permit any of its directors, officers, employees or agents to do or permit any of the foregoing. If the Company or the Bank becomes aware of any offer or proposed offer to acquire any shares of its capital stock or any significant portion of its assets (regardless of the form of the proposed transaction) or of any other matter which could adversely affect this Agreement or the Mergers or either of them, the Company and the Bank shall immediately give notice thereof to Zions Bancorp.

         7.9. Agreement of September 11, 1974. Within sixty days of the date of this Agreement, the Bank shall take all necessary action to reverse its action of March 16, 1993, and any act done subsequent thereto in implementation thereof, which increased from $1,250 per month to $4,000 per month the severance payments provided for in that certain Agreement made September 11, 1974 between I.D. Nightingale and the Bank.

8.       Representations and Warranties of Zions Bancorp and Zions Bank.

         Zions Bancorp (with respect to itself and Zions Bank) and Zions Bank (with respect to itself) represent and warrant to the Company and the Bank as follows:

         8.1. Organization, Powers, and Qualification. It is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. It owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not adversely affect its operation and properties in any material respect. It is duly qualified and licensed to do business and is in good standing in every jurisdiction in which such qualification or license is required or with respect to which the failure to be so qualified or licensed could result in material liability or adversely affect its operation and properties in any material respect.

         8.2. Execution and Performance of Agreement. It has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

         8.3. Binding Obligations; Due Authorization. This Agreement constitutes its valid, legal, and binding obligations enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by its board of directors. No other corporate proceedings on its part are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

         8.4. Absence of Default. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under its organizational documents or bylaws. None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of its property or assets pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor, or (b) if the Holding Company Merger is approved by the Board of Governors under the BHC Act or if the Board of Governors waives jurisdiction under that Act, and if the Bank Merger is approved by the Comptroller, and if the transactions contemplated by this Agreement are approved by the Commissioner, violate any law, statute, rule, or regulation of any government or agency to which it is subject and which is material to its operations, or (c) violate any judgment, order, writ, injunction, decree, or ruling to which it or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by the Board of Governors, the Comptroller, and the Commissioner.

         8.5.  Brokers and Advisers.

               (a) There are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of its in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of it.

               (b) It has not entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

         8.6. Books and Records. Its books and records fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. It follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. It has made all accruals in amounts which accurately report income and expense in the proper periods in accordance with generally accepted accounting principles. It has filed all material reports and returns required by any law or regulation to be filed by it.

         8.7. Financial Statements. Zions Bancorp has furnished to the Company its consolidated statement of condition as of each of December 31, 1992, December 31, 1993, and June 30, 1994, and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Zions Bancorp Financial Statements"). All of the Zions Bancorp Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved, and (b) are in accordance with the books and records of Zions Bancorp which have been maintained in accordance with generally accepted accounting principles, and (c) fairly reflect the consolidated financial position of Zions Bancorp as of such dates, and the consolidated results of operations of Zions Bancorp for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved, adequate provision for, or reserves against, the possible loan losses of Zions Bancorp as of such dates.

         8.8. Absence of Certain Developments. Since June 30, 1994, there has been (a) no material adverse change in the condition, financial or otherwise, assets, properties, liabilities, or businesses of Zions Bancorp, and (b) no material deterioration in the quality of the loan portfolio of Zions Bancorp or of any major component thereof, and no material increase in the level of nonperforming assets or nonaccrual loans at Zions Bancorp or in the level of its provision for credit losses or its reserve for possible credit losses.

         8.9. Disclosure. No representation or warranty hereunder and no certificate, statement, or other document delivered by it hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to it which might materially adversely affect its business, assets, liabilities, financial condition, results of operations, or prospects which has not been disclosed in the Zions Bancorp Financial Statements or a certificate delivered by it to the Company or the Bank. Copies of all documents referred to in this Agreement, unless prepared solely by the Company or the Bank or solely by the Company and the Bank and third parties hereto, are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.


9.       Closing.

         9.1. Place and Time of Closing. Closing shall take place at the offices of Zions Bancorp, 1380 Kennecott Building, Salt Lake City, Utah, or such other place as the parties choose, commencing at 10:00 a.m., local time, on the Effective Date, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

         9.2. Events To Take Place at Closing. At the Closing, the following actions will be taken:

               (a) Such certificates and other documents as are required by this Agreement to be executed and delivered on or prior to the Effective Date and have not been so executed and delivered, and such other certificates and documents as are mutually deemed by the parties to be otherwise desirable for the effectuation of the Closing, will be so executed and delivered; and then

               (b) The Holding Company Merger and the issuance of shares incident thereto shall be effected; provided, however, that the administrative and ministerial aspects of the issuance of shares incident to the Holding Company Merger will be settled as soon thereafter as shall be reasonable under the circumstances; and then

               (c) The Bank Merger shall be effected; provided, however, that the administrative and ministerial aspects of the issuance of shares incident to the Bank Merger will be settled as soon thereafter as shall be reasonable under the circumstances.


10.      Termination, Damages for Breach, Waiver, and Amendment.

         10.1. Termination by Reason of Lapse of Time. This Agreement may be terminated by any party on or after July 31, 1995, by instrument duly authorized and executed and delivered to the other parties, unless the Effective Date shall have occurred on or before such date.

         10.2. Grounds for Termination. This Agreement may be terminated by written notice of termination at any time before the Effective Date (whether before or after action by shareholders of the Company or shareholders of the
Bank):

               (a) by mutual consent of the parties hereto;

               (b) by Zions Bancorp, upon written notice to the Company given at any time (i) if any of the representations and warranties of the Company or the Bank contained in Section 6 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by the Company or the Bank of any covenant or agreement of the Company or the Bank contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to the Company;

               (c) by the Company, upon written notice to Zions Bancorp given at any time (i) if any of the representations and warranties of Zions Bancorp or Zions Bank contained in Section 8 hereof was materially incorrect when made, or
(ii) in the event of a material breach or material failure by Zions Bancorp or Zions Bank of any covenant or agreement of Zions Bancorp or Zions Bank contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to Zions Bancorp;

               (d) by the board of directors of the Company, upon written notice given to Zions Bancorp, if (i) the Average Closing Price shall be greater than $41.00, and (ii) the Company shall have provided to Zions Bancorp before the close of business on the fourth trading day preceding the Effective Date a written notice styled "Notice of Intent To Terminate Based Upon Price," and (c) Zions Bancorp shall not thereafter have provided written notice to the Company, before the close of business on the third trading day preceding the Effective Date, that Zions Bancorp desires to exercise the Zions Fixed Closing Price Election;

               (e) by Zions Bancorp, upon written notice given to the Company, if (i) the Average Closing Price shall be less than $37.00, and (ii) Zions Bancorp shall have provided to the Company before the close of business on the fourth trading day preceding the Effective Date a written notice styled "Notice of Intent To Terminate Based Upon Price," and (iii) the board of directors of the Company shall not thereafter have provided written notice to Zions Bancorp, before the close of business on the third trading day preceding the Effective Date, that the Company desires to exercise the Company Fixed Closing Price Election; or

               (f) by either Zions Bancorp or the Company upon written notice given to the other if the board of directors of either Zions Bancorp or the Company shall have determined in its sole judgment made in good faith, after due consideration and consultation with counsel, that the Mergers have become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of the State of Utah to restrain or invalidate the transactions contemplated by this Agreement.

         10.3. Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of Section 10.1 or Section 10.2, this Agreement shall become void and have no force or effect, without any liability on the part of Zions Bancorp, Zions Bank, the Company, or the Bank or their respective directors or officers or shareholders in respect of this Agreement. Notwithstanding the foregoing, (a) as provided in Section 11.4 of this Agreement, the confidentiality agreement contained in that section shall survive such termination, and (b) if such termination is a result of any of the representations and warranties of a party being materially incorrect when made or a result of the material breach or material failure by a party of a covenant or agreement hereunder, such party whose representations and warranties were materially incorrect or who materially breached or failed to perform its covenant or agreement shall be liable to the other party or parties hereto solely to the extent of the actual, reasonable out-of-pocket expenses, not to exceed $250,000, incurred by the other party in connection with the negotiation and preparation of this Agreement and the carrying out of the transactions contemplated hereby.

         10.4. Waiver of Terms or Conditions. Any of the terms or conditions of this Agreement may be waived at any time prior to the Effective Date by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by the board of directors of such party, or by its president; provided, however, that such waiver shall be in writing and shall be taken only if, in the judgment of the board of directors or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to the shareholders of its or his corporation; and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

         10.5.  Amendment.

               (a) Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibits hereto may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto; provided, however, that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, or after the action by shareholders of the Bank in any respect that would prejudice the economic interests of such Bank shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

               (b) If Zions Bancorp and the Company should mutually determine (following receipt of advice of legal or other counsel) that it has become inadvisable or inexpedient to effectuate the transactions contemplated by this Agreement through means of a sequence of mergers such as is contemplated herein, then the parties hereto agree to effect such change in the form of transaction as described especially in Sections 1.1 and 9.2 of this Agreement by written instrument in amendment of this Agreement.


11.      General Provisions.

         11.1.  Costs and Expenses.

               (a) Allocation of Expenses. Except as provided in Section 10.3 and this Section, each party hereto shall pay its own fees and expenses, including without limitation the fees and expenses of its own counsel and its own accountants and tax advisers, incurred in connection with this Agreement and the transactions contemplated thereby. For purposes of this Section, (i) the cost of printing and delivering the proxy statement and other material to be transmitted to shareholders of the Company shall be deemed to be incurred on behalf of the Company, (ii) the cost of printing and delivering the proxy statement and other material to be transmitted to shareholders of the Bank shall be deemed to be incurred on behalf of the Bank, and (iii) the cost of registering under federal and state securities laws the stock of zions Bancorp to be received by the shareholders of the Company and the shareholders of the Bank shall be deemed to be incurred on behalf of Zions Bancorp.

         11.2.  Mutual Cooperation; Access.

               (a) Subject to the terms and  conditions  herein  provided,  each party shall use its best efforts, and shall cooperate fully with the other party, in carrying out the provisions of this Agreement and in making all filings and obtaining all necessary governmental approvals, and shall execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective the transactions contemplated hereby.

               (b) Each party acknowledges to the other its understanding that further investigation of it by the other party may be necessary that such other party may more fully evaluate the merits of the transactions contemplated by this Agreement. To permit such investigation, and not in lieu or prejudice of any other right conferred hereunder, each of the parties shall afford to the other, and to the accountants, counsel, and other representatives of the other, full access during normal business hours, during the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, each shall furnish promptly, or make available, to the other all information concerning its business, properties and personnel as the other party may reasonably request.

         11.3. Form of Public Disclosures. Zions Bancorp and the Company shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

         11.4. Confidentiality. Zions Bancorp and its subsidiaries and the Company and the Bank shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement. Neither Zions Bancorp, nor its subsidiaries, nor the Company nor the Bank shall use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of Zions Bancorp and its subsidiaries and the Company and the Bank shall maintain as strictly confidential all information it learns from the other and shall, at any time, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this
Section 11.4 shall remain operative and in full force and effect, and shall survive the termination of this Agreement.

         11.5.  Claims of Brokers.

               (a) The Company and the Bank shall indemnify, defend, and hold Zions Bancorp and Zions Bank harmless for, from, and against any claim, suit, liability, fees or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of the Company or the Bank in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of the Company or the Bank with respect to Zions Bancorp or Zions Bank.

               (b) Zions Bancorp and Zions Bank shall indemnify, defend, and hold the Company and the Bank harmless for, from, and against any claim, suit, liability, fees or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Zions Bancorp or Zions Bank in connection with any of the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of Zions Bancorp or Zions Bank with respect to the Company or the Bank.

         11.6.  Information for Applications and Registration Statement.

               (a) Each party represents and warrants that all information concerning it which is included in any statement and application (including the Registration Statement) made to any governmental agency in connection with the transactions contemplated by this Agreement shall not, with respect to such party, omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The party so representing and warranting will indemnify, defend, and hold harmless the other, each of its directors and officers, each underwriter and each person, if any, who controls the other within the meaning of the Securities Act, for, from and against any and all losses, claims, suits, damages, expenses, or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act and the Exchange Act) and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each party agrees at any time upon the request of the other to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report, or other application or statement, and confirming that the information contained in such document was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Section 11.6(a) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other party, and shall survive the termination of this Agreement or the consummation of the transactions contemplated thereby.

               (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement contained in Section 11.6(a) of this Agreement is for any reason held by a court of competent jurisdiction to be unenforceable as to any or all parties, then the parties in such circumstances shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which any party may be subject in such proportion as the court of law determines based on the relative fault of the parties.


         11.7.  Standard of Materiality.

               (a) For purposes of Sections 4, 6, and 7 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually 3% and in the aggregate in excess of 6 percent of the shareholders' equity of the Company as of June 30, 1994, as determined in accordance with generally accepted accounting principles.

                (b) For purposes of Sections 5 and 8 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually 3% and in the aggregate in excess of 6 percent of the shareholders' equity of Zions Bancorp as of June 30, 1994, as determined in accordance with generally accepted accounting principles.

                (c) For other purposes and, notwithstanding  subsections (a) and
(b) of this section 11.7, when used anywhere in this Agreement with explicit reference to any of the federal securities laws or to the Registration Statement, the terms "material" and "materially" shall be construed and understood in accordance with standards of materiality as judicially determined under the federal securities laws.

         11.8. Covenant of Zions Bancorp. From the date hereof to the Effective Date, Zions Bancorp shall, contemporaneously with the filing with the SEC of any current report on Form 8-K pursuant to section 13 of the Securities Exchange Act of 1934, describing or relating to any material adverse change in Zions Bancorp, deliver a copy of such report to the Company.

         11.9. Adjustments for Certain Events. Anything in this agreement to the contrary notwithstanding, all prices per share and exchange ratios referred to in this Agreement shall be appropriately adjusted to account for stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, but not for normal and recurring cash dividends declared or paid in a manner consistent with the established practice of the payer.

         11.10. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

         11.11. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to their commitments to each other and their undertakings vis-a-vis each other on the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than Zions Bancorp and Zions Bank and the Company and the Bank and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         11.12. Survival of Representations, Warranties, and Covenants. The respective representations, warranties, and covenants of each party to this Agreement are hereby declared by the other parties to have been relied on by such other parties and shall survive the Effective Date. Each party shall be deemed to have relied upon each and every representation and warranty of the other parties regardless of any investigation heretofore or hereafter made by or on behalf of such party.

         11.13. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

         11.14. Notices. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions Bancorp or Zions Bank:

           Zions Bancorporation
           1380 Kennecott Building
           Salt Lake City, Utah  84133

           Attention:           Mr. Harris H. Simmons
                                President and Chief Executive Officer

With a required copy to:

           Brian D. Alprin, Esq.
           Metzger, Hollis, Gordon & Mortimer
           1275 K Street, N.W., Suite 1000
           Washington, D. C.  20005

If to the Company or the Bank:

           First Western Bancorporation
           Post Office Box 249
           Moab, Utah  84532

           Attention:           Mr. I.D. Nightingale
                                Chairman and President

With a required copy to:

           Bruce G. Cohne, Esq.
           Cohne, Rappaport & Segal, P.C.
           Post Office Box 11008
           Salt Lake City, Utah  84147-0008

           All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

           11.15. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah, to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

           11.16. Knowledge of a Party. References in this Agreement to the knowledge of a party shall mean the knowledge possessed by any of such parties or the present executive officers of such party including, without limitation, information which is or has been in the books and records of such party.

           11.17. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.


            [the remainder of this page is intentionally left blank]

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            ZIONS BANCORPORATION



Attest: /s/ GARY L. ANDERSON                By:   /s/ HARRIS H. SIMMONS
       ---------------------------              -----------------------------
        Gary L. Anderson                          Harris H. Simmons
        Secretary                                 President and Chief Executive
                                                      Officer



                                            ZIONS FIRST NATIONAL BANK



Attest: /s/ GARY L. ANDERSON                By:   /s/ HARRIS H. SIMMONS
       ---------------------------              -----------------------------

        Gary L. Anderson                          Harris H. Simmons
        Secretary                                 President and Chief Executive
                                                       Officer


                                            FIRST WESTERN BANCORPORATION



Attest: /s/ FRANKIE NIGHTINGALE             By:  /s/ I.D. NIGHTINGALE
       ---------------------------              -----------------------------
                                                 I.D. Nightingale
                                                 Chairman and President



                                            FIRST WESTERN NATIONAL BANK



Attest: /s/ FRANKIE NIGHTINGALE             By:  /s/ I.D. NIGHTINGALE
       ---------------------------              -----------------------------
        Frankie Nightingale                      I.D. Nightingale
        Vice President and                       Chairman and President
             Cashier

- ----------------------------------
                                  )
State of Utah                     )
                                  )       ss.
County of Salt Lake               )
                                  )
- ----------------------------------

     On this 31st day of October, 1994, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions
Bancorporation, and to be the President and Chief Executive Officer of Zions First National Bank, and acknowledged said instrument to be the free and voluntary act and deed of each of said corporations, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                                   /s/ JACQUE HAIDENTHALLER
                                                   -------------------------
                                                         Notary Public

- ----------------------------------
                                  )
State of Utah                     )
                                  )       ss.
County of Salt Lake               )
                                  )
- ----------------------------------

On this 31st day of October, 1994, before me personally appeared I.D. Nightingale, to me known to be the Chairman and President of First Western Bancorporation, and to be the Chairman and President and First National Bank, and acknowledged said instrument to be the free and voluntary act and deed of each of said corporations, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                                                 /s/ JACQUE HAIDENTHALLER
                                                 ------------------------
                                                      Notary Public

        The undersigned members of the Board of Directors of FIRST WESTERN BANCORPORATION (the "Company"), acknowledging that Zions Bancorporation ("Zions Bancorp") has relied upon the action heretofore taken by the board of directors in entering into the Agreement, and has required the same as a prerequisite to Zions Bancorp's execution of the Agreement, do individually and as a group agree, subject to their fiduciary duties to shareholders, to support the Agreement and to recommend its adoption by the other shareholders of the Company.

        The undersigned do hereby, individually and as a group, until the Effective Date or termination of the Agreement, further agree to refrain from soliciting or, subject to their fiduciary duties to shareholders, negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of the Company or the Bank.



- ------------------------------------    --------------------------------------


- ------------------------------------    --------------------------------------


- ------------------------------------    --------------------------------------


- ------------------------------------    --------------------------------------


- ------------------------------------    --------------------------------------


- ------------------------------------    --------------------------------------

                                  SCHEDULE 1.9
                              --------------------
                                I.D. Nightingale
                              Frankie Nightingale
                                    SN, Ltd.

                                  SCHEDULE 6.9
                                  ------------

                                 SCHEDULE 6.15
                                 -------------

                                 SCHEDULE 6.29
                                 -------------

                                SCHEDULE 6.32(c)
                                 -------------

                                 SCHEDULE 6.36
                                 -------------

                                 SCHEDULE 6.42
                                 -------------

                                   EXHIBIT I
                                 -------------

                        HOLDING COMPANY MERGER AGREEMENT

                              AGREEMENT OF MERGER


                This Agreement of Merger is made and entered into as of _______________, 1994, between ZIONS BANCORPORATION ("Zions Bancorp"), a corporation organized under the laws of the State of Utah, and FIRST WESTERN BANCORPORATION (the "Company"), a corporation organized under the laws of the State of Utah. Zions Bancorp and the Company are hereinafter sometimes individually called a "Constituent Corporation" and collectively called the "Constituent Corporations."

                                    RECITALS

                Zions Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. As of _______________, 1994, the authorized capital stock of Zions Bancorp consisted of _________ shares of Common Stock, no par value, of which _______ shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

                The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah As of _______________, 1994, the authorized capital stock of the Company consisted of ___________ shares of Common Stock, $____ par value (the "Company Common Stock"), of which ___________ shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

                Zions Bancorp and its affiliate, ZIONS FIRST NATIONAL BANK ("Zions Bank"), and the Company and its affiliate, FIRST WESTERN NATIONAL BANK (the "Bank"), have entered into an Agreement and Plan of Reorganization, dated October 24, 1994 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of the Company with and into Zions Bancorp (the "Merger") in accordance with this Agreement of Merger (the "Agreement"). Zions Bank and the Bank are hereinafter sometimes collectively called the "Affiliated Corporations."

                The Boards of Directors of each of Zions  Bancorp,  the Company, and the Affiliated Corporations deem the Merger advisable and in the best interests of each corporation and its stockholders. The Boards of Directors of each of Zions Bancorp, the Company, and the Affiliated Corporations, by resolutions duly adopted, have approved the Plan of Reorganization. The Boards of Directors of each of Zions Bancorp and the Company, by resolutions duly adopted, have approved this Agreement. The Board of Directors of the Company has directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of the Company for approval. Pursuant to section 16- 10a-1103 of the Utah Business Corporation Act, approval by the shareholders of Zions Bancorp is not required.

                At the Effective Date (as defined in Section 1.1 below) shares of Company Common Stock shall be converted into the right to receive shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock"), as provided herein.

                In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:


                                   ARTICLE I

                1.1. Merger of the Company into Zions Bancorp. The Company shall be merged with and into Zions Bancorp on the date and at the time to be specified in the Articles of Merger to be filed with the Secretary of State of the State of Utah pursuant to section 16-10a-1105 of the Utah Business Corporation Act (such date and time being referred to herein as the "Effective Date").

                1.2. Effect of the Merger.  At the Effective Date:

                (a) The Company and Zions Bancorp shall be a single corporation, which shall be Zions Bancorp. Zions Bancorp is hereby designated as the surviving corporation in the Merger and is hereinafter sometimes called the "Surviving Corporation."

                (b) The separate existence of the Company shall cease.

                (c) The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the Utah Business Corporation Act.

                (d) The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

                (e) The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation expressly assumes and agrees to perform all of the Company's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

                (f) The Articles of Incorporation of Zions Bancorp as they exist immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until later amended pursuant to Utah law.

                (g) At the Effective Date and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Date, represents shares of Company Common Stock shall, without further action, cease to be an issued and existing share and, subject to the rights any holder may have under Sections 16-10a-1301 et seq. of the Utah Business Corporation Act, shall be converted into a right to receive from Zions Bancorp stock, and shall, for all purposes represent the right to receive, upon surrender of the certificate representing such shares, the number of shares of Zions Bancorp Stock specified in Article III; provided that, with respect to any matters relating to stock certificates representing Company Stock, Zions Bancorp may rely conclusively upon the record of stockholders maintained by the Company containing the names and addresses of the holders of record of the Company's Common Stock at the Effective Date.

                1.3.     Acts to Carry Out This Merger Plan.

                (a) The Company and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect or confirm title to such property or rights in Zions Bancorp and otherwise to carry out the purposes of this Agreement.

                (b) If, at any time after the Effective Date, Zions Bancorp shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Zions Bancorp its right, title, or interest in or under any of the rights, properties or assets of the Company acquired or to be acquired by Zions Bancorp as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to Zions Bancorp an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Zions Bancorp and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Zions Bancorp are fully authorized in the name of the Company or otherwise to take any and all such action.


                                   ARTICLE II

                2.1. Capitalization. The authorized shares of capital stock of Zions Bancorp as of the Effective Date shall be _________ shares of Common Stock, no par value.

                2.2. By-Laws. The By-Laws of Zions Bancorp as they exist immediately prior to the Effective Date shall be the By-Laws of Zions Bancorp until later amended pursuant to Utah law.


                                  ARTICLE III

                3.1.     Manner of Converting Shares.

                (a) Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth in this Subparagraph (a). Additional terms may be defined elsewhere herein.

                         (i)  Average   Closing   Price.   Subject  to  sections
3.1(a)(iii) and (viii), the average (rounded to the nearest penny) of each Daily Sales Price of Zions Bancorp Stock for the twenty consecutive trading days ending on and including the fifth trading day preceding the Effective Date.

                         (ii)  Bank Purchase Price. The sum of:

                               (A)  Nine  Million Three Hundred Thousand Dollars
and No Cents ($9,300,000.00); and

                               (B)  the net  undistributed  income  of  the Bank
between the opening of business on September 1, 1994 and the close of business on the last day of the calendar month preceding the Effective Date, less any undistributed income (but not net of any undistributed loss) derived from activities or transactions which are not normal and recurring banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business), all of which shall be determined in accordance with generally accepted accounting principles, it being understood that the amount calculated under this section 3.1(a)(ii)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Bank Purchase Price.

                         (iii)  Company  Fixed  Closing  Price  Election.    The
election of the Company in its sole discretion, made under the circumstances described in section 10.2(e) of the Plan of Reorganization, that, notwithstanding section 3.1(a)(i), the Average Closing Price shall be $37.00.

                         (iv)     Company Purchase Price. The sum of:

                                  (A) the product of the Bank Purchase Price and
a fraction, the numerator of which is the number of shares of Bank Common Stock held of record by the Company on the Effective Date, and the denominator of which is the total number of shares of Bank Common Stock that shall be issued and outstanding on the Effective Date; and

                                  (B) the book  value of the net  assets  of the
Company, determined in accordance with generally accepted accounting principles as of the close of business on the last day of the calendar month preceding the Effective Date, exclusive of (A) the equity of the Company in the Bank on such date, or (B) goodwill, core intangibles, prepayments, and other similar intangible assets held by the Company, it being understood that the amount calculated under this section 3.1(a)(iv)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Company Purchase Price.

                         (v) Daily Sales  Price.  For any trading  day, the last
reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree.

                         (vi)  Dissenting  Shares.  The shares of Company Common
Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with all applicable laws (the "Appraisal Laws").

                         (vii) Zions  Bancorp  Stock.  The common stock of Zions
Bancorp, no par value.

                         (viii) Zions Fixed Closing Price Election. The election
of Zions Bancorp in its sole discretion, made under the circumstances described in section 10.2(d) of the Plan of Reorganization, that, notwithstanding section 3.1(a)(i), the Average Closing Price shall be $41.00.

                (b) Form of Consideration. Subject to the terms, conditions and limitations set forth herein, upon surrender of his or her certificate or certificates, each holder of shares of Company Common Stock shall be entitled to receive in the Merger, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, that number of shares of Zions Bancorp Stock calculated by dividing the Company Purchase Price by the Average Closing Price, and by further dividing the number so reached by the number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date.

        3.2. No Fractional Shares. Zions Bancorp will not issue fractional shares of Zions Bancorp Stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

         3.3. Dissenting Shares. Notwithstanding anything to the contrary herein, each Dissenting Share whose holder, as of the Effective Date, has not effectively withdrawn or lost his or her dissenters' rights under the Appraisal Laws, shall not be converted into or represent a right to receive Zions Bancorp Stock, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his or her Company Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from Zions Bancorp (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

        3.4. Dividends; Interest. No shareholder of the Company will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 3.5) and, upon receipt of the certificates representing shares of Company Common Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 3.2 hereof.

         3.5. Designation of Exchange Agent. The Company and Zions Bancorp hereby designate Zions Bank as Exchange Agent to effect the exchange contemplated hereby. Zions Bancorp will, promptly after the Effective Date, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash in lieu of fractional shares to be paid to holders of Company Common Stock in accordance with this Agreement.

         3.6. Notice of Exchange. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Common Stock, except to such holders as shall have waived the notice required by this Section 3.6, a notice specifying the Effective Date and notifying such holder to surrender his certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company.


                                   ARTICLE IV

                4.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

                4.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

                4.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah, to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

                4.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

                4.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto; provided, however, that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

                4.6. Termination. This Agreement shall terminate and be abandoned upon (i) termination of the Plan of Reorganization or (ii) the mutual consent of Zions Bancorp and the Company at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                ZIONS BANCORPORATION



Attest:                                       By:
        --------------------------               --------------------------
        Gary L. Anderson                         Harris H. Simmons
        Secretary                                President and Chief Executive
                                                       Officer



                                                FIRST WESTERN BANCORPORATION



Attest:                                       By:
        --------------------------               --------------------------

- -----------------------------------
                                   )
State of Utah                      )
                                   ) ss.
                                   )
County of Salt Lake                )
                                   )
- -----------------------------------


     On this ________ day of _______, 1994, before me personally appeared Harris
H. Simmons, to me known to be the President and Chief Executive Officer of Zions Bancorporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.






                                            --------------------------
                                                 Notary Public

- -----------------------------------
                                   )
State of Utah                      )
                                   ) ss.
                                   )
County of Grand                    )
                                   )
- -----------------------------------


     On this ________ day of _______, 1994, before me personally appeared I.D. Nightingale, to me known to be the Chairman and President of First Western Bancorporation, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.






                                                --------------------------
                                                      Notary Public

                                   EXHIBIT II

                             BANK MERGER AGREEMENT

                               AGREEMENT TO MERGE

                          FIRST WESTERN NATIONAL BANK

                                 with and into

                           ZIONS FIRST NATIONAL BANK

                         under the charter and title of

                           ZIONS FIRST NATIONAL BANK



         THIS AGREEMENT made between First Western National Bank (hereinafter referred to as the "Bank"), a national banking association organized under the laws of the United States of America, being located in the County of Grand, in the State of Utah, with a Capital of $_________, divided into _______ shares of common stock, each of $_____ par value, Surplus of $_________, and Undivided Profits of $_________, as of ______________, 1994, and Zions First National Bank (herein referred to as "Zions Bank"), a national banking association organized under the laws of the United States of America, being located in the County of Salt Lake, in the State of Utah, with a Capital of $_______, divided into _______ shares of common stock, each of $____ par value, Surplus of $_________, and Undivided Profits of $_________, as of ___________, 1994, each acting pursuant to a resolution of its Board of Directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C.
section 215a) witnesseth as follows:


                                   SECTION 1

         The Bank shall be merged into Zions Bank under the charter of the latter (the "Merger").


                                   SECTION 2

         The name of the resulting association (hereinafter referred to as the "Association") shall be Zions First National Bank.


                                   SECTION 3

         The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at One South Main Street, Salt Lake City, Utah and at its legally established branches.


                                   SECTION 4

         The amount of capital stock of the Association shall be $_________, divided into _________ shares of common stock, each of $____ par value, and at the time the Merger shall become effective (the "Effective Date"), the Association shall have _______ shares issued and outstanding for capital of $_________. Surplus of the Association will be $_________, and undivided profits, including capital reserves, when combined with the capital and surplus, will be equal to the combined capital structures of the merging banks as stated in the preamble to this Agreement, adjusted, however, for normal earnings and expenses between ___________, 1994, and the Effective Date.

                                   SECTION 5

         (a) At the Effective Date, the corporate existence of the Bank and Zions Bank shall be merged into and continued in the Association as provided in 12 U.S.C. section 215a; and the Association shall be deemed to be the same corporation as the Bank and Zions Bank. All assets, rights, franchises and interests of the Bank and Zions Bank respectively, in and to every type of property (real, personal and mixed) and choses in action, as they exist at the Effective Date, shall be transferred to and vested in the Association by virtue of the Merger without any deed or other transfer. At the Effective Date and without any order or other action on the part of any court or otherwise, the Association shall hold and enjoy all rights of property, franchises and interests, including appointments, powers, designations and nominations, and all other rights and interests as trustee, executor, administrator, agent, transfer agent, and registrar of stocks and bonds, guardian of estates, assignee, receiver and conservator, and in every other fiduciary capacity, and every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Bank and Zions Bank, respectively, immediately prior to the Effective Date.

         (b) At the Effective Date, the Association shall be liable for all liabilities of the Bank and Zions Bank, including liabilities arising out of the operation of a Trust Department, and (except as so provided) all deposits, debts, liabilities, obligations and contracts of the Bank and Zions Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of the Bank or Zions Bank, as the case may be, shall be those of and are hereby expressly assumed by the Association and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either the Bank or Zions Bank shall be preserved unimpaired. At the Effective Date, the Association shall be liable for all then existing indemnification obligations of the Bank and Zions Bank under their respective Articles of Association or By-Laws or under any other agreement. At the Effective Date, the Association shall have all rights, and shall be liable for all obligations of the Bank and Zions Bank under all employee compensation and benefit plans and arrangements of the Bank and Zions Bank, and such plans and related trusts, if any, shall continue in effect without any interruption or termination.


                                   SECTION 6

         (a) At the Effective Date, the currently outstanding _______ shares of common stock of Zions Bank, each of $____ par value, will remain outstanding as shares of the $____ par value common stock of the Association, and the holders of such stock shall retain their present rights.

         (b)  No other capital stock of Zions Bank will be issued in the Merger.

         (c) The shares of common stock of the Bank shall be canceled, and those not held by Zions Bancorporation, which is (except for directors' qualifying shares) the sole shareholder of Zions Bank ("Zions Bancorp"), shall be immediately converted into the right to receive, subject to the terms, conditions, and limitations set forth herein, such consideration as is provided in section 7 hereof.


                                   SECTION 7

         (a) Definitions. For the purposes of this Merger Agreement, the following terms shall have the meanings set forth in this Subparagraph (a). Additional terms may be defined elsewhere herein.

                  (i) Average Closing Price.  Subject to sections  7(a)(iii) and
(vii), the average (rounded to the nearest penny) of each Daily Sales Price of Zions Bancorp Stock for the twenty consecutive trading days ending on and including the fifth trading day preceding the Effective Date.

                  (ii)  Bank Purchase Price. The sum of:

                           (A) Nine Million Three Hundred  Thousand  Dollars and
No Cents ($9,300,000.00); and

                           (B) the net undistributed  income of the Bank between
the opening of business on September 1, 1994 and the close of business on the last day of the calendar month preceding the Effective Date, less any undistributed income (but not net of any undistributed loss) derived from activities or transactions which are not normal and recurring banking operations (such as, without limitation, the sale of securities or loans, of capital assets, or of lines of business), all of which shall be determined in accordance with generally accepted accounting principles, it being understood that the amount calculated under this section 7(a)(ii)(B) may be a negative number and that the effect of summing such a negative number would be a reduction in the Bank Purchase Price.

                  (iii) Company Fixed  Closing Price  Election.  The election of
First Western Bancorporation, the majority shareholder of the Bank (the "Company") in its sole discretion, made under the circumstances described in section 10.2(e) of the Agreement and Plan of Reorganization dated October 24, 1994 between Zions Bancorp, Zions Bank, the Company, and the Bank (the "Plan of Reorganization") that, notwithstanding section 1.2(a)(i) of the Plan of Reorganization, the Average Closing Price shall be $37.00.

                  (iv) Daily Sales Price. For any trading day, the last reported sale price or, if no such reported sale takes place, the mean (unrounded) of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall mutually agree.

                  (v) Dissenting Shares. The shares of Company Common Stock or Bank Common Stock, as the case may be, held by those shareholders of the Company or the Bank who have timely and properly exercised their dissenters' rights in accordance with all applicable laws (the "Appraisal Laws").

                  (vi) Zions Bancorp Stock. The common stock of Zions Bancorp, no par value.

                  (vii) Zions Fixed Closing Price Election. The election of Zions Bancorp in its sole discretion, made under the circumstances described in section 10.2(d) of the Plan of Reorganization, that, notwithstanding section 1.2(a)(i) of the Plan of Reorganization, the Average Closing Price shall be $41.00.

         (b) Form of Consideration. Subject to the terms, conditions and limitations set forth herein, upon surrender of his or her certificate or certificates, each holder of shares of Bank Common Stock, except Zions Bancorp, shall be entitled to receive in the Merger, in exchange for each share of Bank Common Stock held of record by such stockholder as of the Effective Date, that number of shares of Zions Bancorp Stock calculated by dividing the Bank Purchase Price by the Average Closing Price, and by further dividing the number so reached by the number of shares of Bank Common Stock that shall be issued and outstanding at the Effective Date, including shares held by Zions Bancorp.


                                   SECTION 8

         Zions Bancorp will not issue fractional shares of Zions Bancorp Stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Bank who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.


                                   SECTION 9

         Notwithstanding anything to the contrary herein, each Dissenting Share whose holder, as of the Effective Date, has not effectively withdrawn or lost his or her dissenters' rights under the Appraisal Laws, shall not be converted into or represent a right to receive Zions Bancorp Stock, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his or her Bank Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from Zions Bank (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).


                                   SECTION 10

         No shareholder of the Bank will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Bank Common Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock (which stock is to be delivered pursuant to this Agreement) to holders of record on or after the Effective Date shall be paid to the Exchange Agent (as designated in Section 1.6 of the Plan of Reorganization) and, upon receipt of the certificates representing shares of Bank Common Stock, the Exchange Agent shall forward to the former shareholders entitled to receive Zions Bancorp Stock (i) certificates representing their shares of Zions Bancorp Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares determined in accordance with Section 8 hereof.


                                   SECTION 11

         Between the date of this Merger Agreement and the Effective Date, without the written consent of Zions Bank, the Bank will not declare or distribute any stock dividend, authorize a stock split or issue or authorize or make any distribution of its capital stock, or merge with, consolidate with or sell its assets to any other corporation or person, or permit any other corporation to be merged or consolidated with it, to acquire all the assets of any other corporation or person, or to enter into any other transaction not in the ordinary course of the business of banking, or to dispose of any of its assets in any other manner except in the ordinary course of business and for adequate value.


                                   SECTION 12

         At and after the Effective Date, the Board of Directors of the Association will be composed of the following persons:

         The Board of Directors of the Association as so constituted shall serve until the next annual meeting or until such time as their successors have been elected and have qualified.


                                   SECTION 13

         The Effective Date shall be the date upon which the last of the following events shall occur:

         (a) The first to occur of (a) the date thirty days following the date of the order of the Comptroller of the Currency (the "Comptroller") approving the Merger, or (b) if, pursuant to section 321(b) of the Riegle Community Development and Regulatory Improvement Act of 1994, the Comptroller shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse;

         (b) The date as of which this Agreement shall have been ratified and confirmed by the affirmative vote of the owners of at least two-thirds of the outstanding shares of each of the Bank and Zions Bank; or

         (c) Such later date as mutually agreed upon by the Presidents of the Bank and Zions Bank.


                                   SECTION 14

         This Agreement may be terminated by the unilateral action of the Board of Directors of any participant prior to the approval of the shareholders of said participant or by the mutual consent of the Boards of Directors of both participants after any shareholder group has taken affirmative action.


                                   SECTION 15

         This Agreement shall be ratified and confirmed by the affirmative vote of the shareholders of each of the banks owning at least two-thirds of its capital stock outstanding, at a meeting held on the call of the Directors, or by a consent in lieu of such a meeting; and the merger shall become effective at the time specified in a certificate to be issued by the Comptroller, under the seal of his office, approving the Merger.


           [The remainder of this page is intentionally left blank.]

         WITNESS the signatures and seals of said merging banks this _____ day of __________, 1994, each hereunto set by its President and attested by its Cashier or Secretary or Assistant Secretary, pursuant to a resolution of the Board of Directors, acting by a majority thereof, and witness the signatures hereto of a majority of each of said Boards of Directors.

                                                    FIRST WESTERN NATIONAL BANK


Attest: ____________________                    By: ___________________________



_____________________________                        __________________________



_____________________________                        __________________________



_____________________________                        __________________________



_____________________________                        __________________________


                         _____________________________



                    Directors of First Western National Bank

STATE OF UTAH              )
                           )       ss.
COUNTY OF GRAND            )

         On this _____ day of __________, 1994, before me, a Notary Public for the State and County aforesaid, personally came I.D. Nightingale, as Chairman and President, and Frankie Nightingale, as Vice President and Cashier, of First Western National Bank, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said bank and the seal affixed thereto to be its seal; and came also:











being a majority of the Board of Directors of said bank, and each of them acknowledged said instrument to be the act and deed of said bank and of himself or herself as director thereof.

         WITNESS my official seal and signature this day and year aforesaid.


(SEAL  OF  NOTARY)
                                        ___________________________________
                                        Notary Public, Grand County
                                        My commission expires:

                                                ZIONS FIRST NATIONAL BANK


Attest:_______________________                  By:____________________________
          Gary L. Anderson                               Harris H. Simmons
            Secretary                                    President and
                                                         Chief Executive Officer


_____________________________                        __________________________



_____________________________                        __________________________



_____________________________                        __________________________



                         _____________________________


                     Directors of Zions First National Bank

STATE OF UTAH                )
                             )     ss:
COUNTY OF SALT LAKE          )

         On this _____ day of _____, 1994, before me, a Notary Public for the State and County aforesaid, personally came Harris H. Simmons as President and Chief Executive Officer, and Gary L. Anderson, as Secretary, of Zions First
National Bank, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also:










being a majority of the Board of Directors of said association, and each of them acknowledged said instrument to be the act and deed of said association and of himself as director thereof.

         WITNESS my official seal and signature this day and year aforesaid.


(SEAL  OF  NOTARY)
                                     ___________________________________
                                      Notary  Public,  Salt  Lake County
                                      My commission expires:

                                  EXHIBIT III
                                  -----------

                                VOTING AGREEMENT

                                October 24, 1994


Zions Bancorporation
1380 Kennecott Building
Salt Lake City, Utah  84133

Ladies and Gentlemen:

         The undersigned understands that Zions Bancorporation ("Zions Bancorp") and its subsidiary, Zions First National Bank ("Zions Bank"), are about to enter into an Agreement and Plan of Reorganization (the "Agreement") with First Western Bancorporation (the "Company") and First Western National Bank (the "Bank"). The Agreement provides for the merger of the Company with and into Zions Bancorp (the "Holding Company Merger"), and the merger of the Bank into Zions Bank (the "Bank Merger"), and the conversion of outstanding shares of Company Common Stock and Bank Common Stock into Zions Bancorp Common Stock in accordance with the formula therein set forth.

         In order to induce Zions Bancorp to enter into the Agreement, and intending to be legally bound hereby, the undersigned, subject to the conditions hereinafter stated, represents, warrants and agrees that at the [Company] [Bank] Shareholders' Meeting contemplated by Section [4.1(a)] [4.1(b)] of the Agreement (the "Meeting"), and any adjournment thereof, the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Agreement and the merger agreement entered into thereunder and the [Holding Company Merger] [Bank Merger] the shares of [Company] [Bank] Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as, to the extent of the undersigned's proportionate voting interest, any other shares of [Company] [Bank] Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause any other shares of [Company] [Bank] Common Stock over which he has or shares voting power to be voted in favor of the Agreement and the merger agreement entered into thereunder and the [Holding Company Merger] [Bank Merger].

         The undersigned further represents, warrants and agrees that beginning upon the authorization and execution of the Agreement by the Company and the Bank until the earlier of (i) the consummation of the [Holding Company Merger] [Bank Merger] or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

                  (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other sale of control, merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving the Company or the Bank or any of its subsidiaries which would have the effect of assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate thereof over the Company or the Bank or any substantial portion of the assets of either of them or assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate, or the Company or a wholly-owned subsidiary of the Company, of any subsidiary of the Company or the Bank or any substantial portion of its assets. As used herein, the term "control" means (1) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having

Zions Bancorporation
October 24, 1994
Page 2





         similar functions or (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

                  (b) voluntarily sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person other than Zions Bancorp or an affiliate thereof, (ii) to any person seeking to obtain control (as the term "control" is defined in paragraph (a), above) of the Company or the Bank, any of the subsidiaries of either of them or any substantial portion of its assets or those of any subsidiary thereof or to any other person (other than Zions Bancorp or an affiliate thereof) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control, (iii) for the purpose of avoiding the obligations of the undersigned under this agreement, or
         (iv) to any transferee unless such transferee expressly agrees in writing to be bound by the terms of this agreement in all events.

         It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and does not prohibit the undersigned, if a member of the Board of Directors of the Company or the Bank, from acting, in his or her capacity as a director, as the undersigned may determine to be appropriate in light of the obligations of the undersigned as a director. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary for another, and that this agreement is not in any way intended to affect the exercise by the undersigned of the under-signed's fiduciary responsibility in respect of any such securities.

         [The undersigned further agrees to consent to any action taken by the Bank, and to do any other act necessary to enable the Bank, to comply with its obligations under section 7.9 of the Agreement, entitled "Agreement of September 11, 1974."]

                                               Very truly yours,


                                               -------------------------


Accepted and Agreed to:
ZIONS BANCORPORATION


By:
   -----------------------

Title:
     ---------------------

Zions Bancorporation
October 24, 1994
Page 3





Name of Shareholder:


                           Shares of Common Stock of
                 First Western [Bancorporation] [National Bank]
                               Beneficially Owned
                             As of October 24, 1994


  Name(s) of                                                    Number of
Record Owner(s)                 Beneficial Ownership 1           Shares
- --------------                  --------------------            ---------

















______________
     1 For purposes of this Agreement, shares are beneficially owned by the shareholder named above if held in any capacity other than a fiduciary capacity (other than a revocable living trust) and if the shareholder named above has the power (alone or, in the case of shares held jointly with his spouse, together with his spouse) to direct the voting of such shares.

                              EXHIBIT IV



              OPINION OF COHNE, RAPPAPORT & SEGAL, P.C.

                             _______________, 1994



Zions Bancorporation
1380 Kennecott Building
Salt Lake City, Utah  84133

Zions First National Bank
1380 Kennecott Building
Salt Lake City, Utah  84133

         Re: Merger of First Western Bancorporation With and Into Zions Bancorporation, and of First Western National Bank With and Into Zions First National Bank, In Exchange for Stock of Zions Bancorporation

Ladies and Gentlemen:

         We are special counsel to First Western Bancorporation, a Utah corporation (the "Company"), and its subsidiary, First Western National Bank, a national banking association organized under the laws of the United States with its head office located at Moab, County of Grand, State of Utah (the "Bank"), in connection with the merger (the "Holding Company Merger") of the Company with and into Zions Bancorporation, a Utah corporation ("Zions Bancorp"), pursuant to the provisions of section 16-10a-1101 et seq. of the Utah Business Corporation Act, and the merger (the "Bank Merger") of the Bank with and into Zions First National Bank, a national banking association organized under the laws of the United States with its head office located at Salt Lake City, County of Salt Lake, State of Utah ("Zions Bank"), pursuant to the provisions of section 215a of the National Bank Act (12 U.S.C. section 215a), in exchange for which shareholders of the Company and shareholders of the Bank will receive shares of the common stock of Zions Bancorp pursuant to an Agreement and Plan of Reorganization dated October 24, 1994 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Merger by and between Zions Bancorp and the Company (the "Holding Company Merger Agreement"), and the Agreement of Merger by and between Zions Bank and the Bank (the "Bank Merger Agreement") (the Agreement, the Holding
Company Merger Agreement, and the Bank Merger Agreement to be referred to collectively as the "Agreements").

         This opinion is provided to you pursuant to Section 4.3 of the Agreement.

         In our capacity as special counsel, we have participated in the preparation of a Registration Statement filed with the Securities and Exchange Commission on Form S-4 covering the shares of Zions Bancorp stock to be issued in connection with the Holding Company Merger and the Bank Merger (the "Registration Statement") including the Joint Prospectus/Proxy Statement for the shareholders of the Company and shareholders of the Bank (the "Prospectus/Proxy Statement"). In addition, in rendering the opinions that follow, we have examined the Agreements and the exhibits and schedules appended thereto; the articles of

Zions Bancorporation
Zions First National Bank
_______________, 1994
Page 2



incorporation and by-laws of the Company and the articles of association and by-laws of the Bank; the minutes of certain meetings of the respective boards of directors of the Company and the Bank, and such other corporate documents and corporate records of the Company and the Bank as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In addition, we have interviewed officers of the Company and the Bank and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of Zions Bancorp and Zions Bank contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than the Company and the Bank had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than the Company and the Bank, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

         On the foregoing basis, and as otherwise described herein, we are of the opinion that:

         (a)      Organization, Powers and Qualifications.

                  (i) The Company is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business and to carry on its business as now conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. All outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable.

         (ii) The Bank is a national banking association which is duly organized, validly existing and in good standing under the laws of the United States, and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business and to carry on its business as now conducted. The deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened. All outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and, subject to section 5205 of the Revised Statutes (12 U.S.C. section 55), are fully paid and non-assessable. Subject to section 5205 of the Revised Statutes, all shares of the Bank held of record by the Company are owned directly by the Company free and clear of any adverse claims.

         (b) Execution and Performance of Agreements. Each of the Company and the Bank has all requisite corporate power and authority to execute, deliver and

Zions Bancorporation
Zions First National Bank
_______________, 1994
Page 3



perform each of the Agreements to which it is a party and to carry out the terms thereof and the transactions contemplated thereby.

         (c) Absence of Violations. To the best of our knowledge, neither the Company nor the Bank is in violation of its articles of incorporation or association or its bylaws, or any law, regulation, ordinance, order or restriction imposed by the United States, any state, municipality, or other political subdivision or agency thereof, or any order of any court or other competent tribunal having jurisdiction over the Company in respect of the conduct of its business or the ownership of its properties, or over the Bank in respect of the conduct of its business or the ownership of its properties, which, either individually or in the aggregate with all such other violations, would materially and adversely affect the business, operations, or condition (financial or otherwise) of the Company or the Bank or its observance or performance of the terms of any of the Agreements to which it is a party.

         (d) Compliance with Corporate Documents and Agreements. Neither the execution, delivery, or performance by the Company or the Bank of the Agreements to which it is a party nor the consummation of the transactions contemplated therein will violate, conflict with, constitute a breach of or default under the articles of incorporation or by-laws of the Company, or the articles of association or by-laws of the Bank, or any agreement or instrument to which the Company or the Bank is a party (or which is binding on them or their assets) or by which the Company or the Bank is bound, and will not result in the creation of any lien on, or security interest in, any of their respective assets.

         (e) Binding Obligations; Due Authorization. Each of the Agreements to which the Company or the Bank is a party has been duly authorized by all necessary corporate action on the part of each of the Company and the Bank, has been duly executed and delivered by each of the Company and the Bank, and constitutes a valid, legal and binding obligation of each of the Company and the Bank, as appropriate, enforceable against each in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws or judicial decisions relating to or affecting creditors' rights and remedies generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator or receiver, of banks the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of the Company or the Bank are necessary to authorize each of the Agreements to which either is a party or the carrying out of the transactions contemplated hereby.

         (f) Absence of Default. Except for those consents (including, but not limited to, approvals, licenses, registrations or declarations) that have been obtained, the execution and delivery by each of the Company and the Bank of each of the Agreements to which it is a party and consummation of the transactions contemplated thereby do not require the approval or consent of any governmental authority or third party. The execution and delivery by each of the Company and the Bank of each of the Agreements to which it is a party, the consummation of the transactions contemplated thereby and the compliance with and fulfillment of the terms thereof by each of the Company and the Bank, respectively, will not require any authorization, consent, approval or exemption by any person which has not been obtained or any notice or filing which has not been given or done.

         (g) Compliance with Securities Laws. The Prospectus/Proxy Statement complies as to form in all material respects with the requirements of the

Zions Bancorporation
Zions First National Bank
_______________, 1994
Page 4



federal securities laws and published rules and regulations of the Securities and Exchange Commission as of the date thereof. In connection with our participation in the preparation of the Prospectus/Proxy Statement, we have not independently verified the accuracy, completeness or fairness of the statements contained therein or of documents incorporated by reference therein, and we cannot make any representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Prospectus/Proxy Statement or Registration Statement. Nothing, however, has come to our attention that would lead us to believe that the Prospectus/Proxy Statement as of its issue date or the date hereof, or the Registration Statement as of the effective date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) and that no event has occurred which should have been set forth in an amendment or supplement to the Prospectus/Proxy Statement or Registration Statement which has not been set forth in such amendment or supplement.

         This opinion is given solely for your benefit in connection with the transactions contemplated by the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior consent.


                                           Respectfully submitted,

                                   EXHIBIT V



                 OPINION OF METZGER, HOLLIS, GORDON & MORTIMER

                             _______________, 1994



First Western Bancorporation
Post Office Box 249
Moab, Utah  84532

First Western National Bank
Post Office Box 249
Moab, Utah  84532

         Re: Merger of First Western Bancorporation With and Into Zions Bancorporation, and of First Western National Bank With and Into Zions First National Bank, In Exchange for Stock of Zions Bancorporation

Ladies and Gentlemen:

         We are special counsel to Zions Bancorporation, a Utah corporation ("Zions Bancorp"), and its wholly-owned subsidiary (except for directors' qualifying shares), Zions First National Bank, a national banking association organized under the laws of the United States with its head office located at Salt Lake City, County of Salt Lake, State of Utah ("Zions Bank"), in connection with the merger (the "Holding Company Merger") of First Western Bancorporation, a Utah corporation (the "Company"), with and into Zions Bancorp, pursuant to the provisions of section 16-10a-1101 et seq. of the Utah Business Corporation Act, and the merger (the "Bank Merger") of First Western National Bank, a national banking association organized under the laws of the United States with its head office located at Moab, County of Grand, State of Utah (the "Bank"), with and into Zions Bank, pursuant to the provisions of section 215a of the National Bank Act (12 U.S.C. section 215a), in exchange for which shareholders of the Company and shareholders of the Bank will receive shares of the common stock of Zions Bancorp pursuant to an Agreement and Plan of Reorganization dated October 24, 1994 (the "Agreement") and certain additional agreements whose execution is contemplated in the Agreement, including the Agreement of Merger by and between Zions Bancorp and the Company (the "Holding Company Merger Agreement"), and the Agreement of Merger by and between Zions Bank and the Bank (the "Bank Merger Agreement") (the Agreement, the Holding Company Merger Agreement, and the Bank Merger Agreement to be referred to collectively as the "Agreements").

         This opinion is provided to you pursuant to Section 5.2 of the Agreement.

         In our capacity as special counsel, we have participated in the preparation of a Registration Statement filed with the Securities and Exchange Commission on Form S-4 covering the shares of Zions Bancorp stock to be issued in connection with the Holding Company Merger and the Bank Merger (the "Registration Statement") including the Joint Prospectus/Proxy Statement for the shareholders of the Company and shareholders of the Bank (the "Prospectus/Proxy Statement").

First Western Bancorporation
First Western National Bank
_______________, 1994
Page 2



In addition, in rendering the opinions that follow, we have examined the Agreements and the exhibits and schedules appended thereto; the articles of incorporation and by-laws of Zions Bancorp and the articles of association and by-laws of Zions Bank; the minutes of certain meetings of the respective boards of directors of Zions Bancorp and Zions Bank, and such other corporate documents and corporate records of Zions Bancorp and Zions Bank as we have deemed necessary or appropriate for the purpose of rendering the following opinions. We have also examined a document dated _______________, 1994 of the Comptroller of the Currency (the "Comptroller") approving the application of Zions Bank and the Bank to merge pursuant to Section 18(c) of the Federal Deposit Insurance Act, as amended, the document dated _______________, 1994 of the Federal Reserve Bank of San Francisco waiving the requirement to submit an application under the Bank Holding Company Act of 1956, as amended, and the document dated ________________, 1994 of the Commissioner of Financial Institutions of the State of Washington (the "Commissioner") approving the transactions contemplated by the Agreements. In addition, we have interviewed officers of Zions Bancorp and Zions Bank and undertaken and performed such other procedures as we have deemed necessary or appropriate for the purpose of rendering the following opinions. In these regards, we have examined and relied upon representations of the Company and the Bank contained in the Agreements, and, where we have deemed appropriate, representations or certifications of officers or public officials.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions Bancorp and Zions Bank had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties other than Zions Bancorp and Zions Bank, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Agreements have not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

         Based on the foregoing, and as otherwise described herein, we are of the opinion that:

         (a)      Organization, Powers and Qualifications.

                  (i) Zions Bancorp is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted.

                  (ii) Zions Bank is a national banking association which is duly organized, validly existing, and in good standing under the laws of the United States and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business and to carry on its business as now conducted. The deposit accounts of Zions Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation and, to the best of our knowledge, no proceedings for the termination of such insurance are pending or threatened.

First Western Bancorporation
First Western National Bank
_______________, 1994
Page 3



         (b) Execution and Performance of Agreements. Each of Zions Bancorp and Zions Bank has all requisite corporate power and authority to execute, deliver, and perform each of the Agreements to which it is a party and to carry out the terms thereof and the transactions contemplated thereby.

         (c) Compliance with Corporate Documents. Neither the execution, delivery, or performance by Zions Bancorp or Zions Bank of the Agreements to which it is a party nor the consummation of the transactions contemplated therein will violate, conflict with, or constitute a breach of or default under the articles of incorporation or by-laws of Zions Bancorp or the articles of association or by-laws of Zions Bank.

         (d) Binding Obligations; Due Authorization. Each of the Agreements to which Zions Bancorp and Zions Bank is a party has been duly authorized by all necessary corporate action on the part of each of Zions Bancorp and Zions Bank, has been duly executed and delivered by each of Zions Bancorp and Zions Bank, and constitutes a valid, legal and binding obligation of each of Zions Bancorp and Zions Bank, as appropriate, enforceable against each in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or judicial decisions relating to or affecting creditors' rights generally or the rights of creditors, or of the FDIC as insurer, regulator, conservator or receiver, of banks the accounts of which are insured by the FDIC in particular, or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) as to whose availability we express no opinion. No other corporate proceedings on the part of Zions Bancorp and Zions Bank are necessary to authorize each of the Agreements to which either is a party or the carrying out of the transactions contemplated hereby.

         (e) Regulatory Approvals. All approvals required to be obtained from the Comptroller, the Board of Governors of the Federal Reserve System, and the Commissioner to consummate the transactions contemplated by the Agreement and Plan of Reorganization have been obtained. Except for those approvals, the execution and delivery by each of Zions Bancorp and Zions Bank of each of the Agreements to which it is a party and consummation of the transactions contemplated thereby do not require the approval or consent of any bank regulatory authority.

         (f) Issuance of Zions Bancorp Common Stock. The shares of the common stock of Zions Bancorp, no par value per share, to be issued by Zions Bancorp pursuant to the Agreement, the Holding Company Merger Agreement, and the Bank Merger Agreement, when issued pursuant to and in accordance with the Agreement, the Holding Company Merger Agreement, and the Bank Merger Agreement, will be, when issued in exchange for the assets of the Company or the assets of the Bank, as the case may be, duly authorized and legally issued, fully paid, and non-assessable.

         (g)      Compliance with Securities Laws.

                  (i) The Registration Statement has become effective under the Securities Act of 1933 (the "Act") and, to the best of our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act with respect to the Registration Statement.

                  (ii) The Registration Statement complies as to form in all material respects with the requirements of the federal securities laws and published rules and regulations of the Securities and Exchange Commission as of the date

First Western Bancorporation
First Western National Bank
_______________, 1994
Page 4



thereof. In connection with our participation in the preparation of the Registration Statement, we have not independently verified the accuracy, completeness or fairness of the statements contained therein or of documents incorporated by reference therein, and we cannot make any representation to you as to the accuracy or completeness of statements of fact contained or incorporated by reference in the Registration Statement or the Prospectus/Proxy Statement. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement as of the effective date or the date hereof, or the Prospectus/Proxy Statement as of the issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we make no statement) or that any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or Prospectus/Proxy Statement and which has not been set forth in such amendment or supplement.

         This opinion is given to you for your sole benefit in connection with the transactions contemplated in the Agreements, and no other person or entity is entitled to rely thereon, nor may copies be delivered or furnished to any other party, nor may all or portions of this opinion be quoted, circulated, or referred to in any other document without our prior written consent.


                                            Very truly yours,

                                            METZGER, HOLLIS, GORDON & MORTIMER



                                            By:_______________________________
                                                  Brian D. Alprin

BDA/ccj